Exhibit 4.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

DATED SEPTEMBER 4, 2015

among

ANTIGENICS LLC,

THE GUARANTORS NAMED HEREIN,

OBERLAND CAPITAL SA ZERMATT LLC, AS COLLATERAL AGENT

AND

THE PURCHASERS NAMED HEREIN

LIMITED RECOURSE NOTES

The Note Purchase Agreement is not intended to provide any factual information about the Company. The Note Purchase Agreement contains representations, warranties and covenants that the Company and Oberland made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Note Purchase Agreement between the Company and Oberland and may be subject to important qualifications and limitations agreed to by the Company and Oberland in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Note Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the Company and Oberland rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Note Purchase Agreement, which subsequent information concerning the subject matter of the representations and warranties may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 9.10	Limitation on Indebtedness	32
Section 9.11	Limitation on Liens	32
Section 9.12	Compliance with and Modification of Organizational Documents	32
Section 9.13	Compliance with Applicable Law	32
Section 9.14	Existence	32
Section 9.15	Mergers, Consolidations, Sale of Collateral	32
Section 9.16	Tax Matters; Securities Laws	33
Section 9.17	Change in Business	33
Section 9.18	Additional Guarantors	33
Section 9.19	Collection Account	34

ARTICLE X EVENTS OF DEFAULT		34

Section 10.1	Events of Default	35

ARTICLE XI REMEDIES ON DEFAULT, ETC		37

Section 11.1	Acceleration	36
Section 11.2	Other Remedies; Limitations on Remedies	37
Section 11.3	Rescission	38
Section 11.4	No Waivers or Election of Remedies, Etc	38

ARTICLE XII REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		38

Section 12.1	Registration of Notes	38
Section 12.2	Transfer and Exchange of Notes	38
Section 12.3	Substitution of Notes	39

ARTICLE XIII THE COLLATERAL AGENT		39

Section 13.1	Appointment and Authority	39
Section 13.2	Rights as a Noteholder	40
Section 13.3	Duties	40
Section 13.4	Exculpatory Provisions	42
Section 13.5	Reliance by Collateral Agent	43
Section 13.6	Delegation of Duties	44
Section 13.7	Resignation of Collateral Agent	44
Section 13.8	Non-Reliance on Collateral Agent and Other Noteholders	44
Section 13.9	Collateral and Guaranty Matters	45
Section 13.10	Reimbursement by Noteholders	45

ARTICLE XIV AMENDMENT AND WAIVER		45

Section 14.1	Requirements	46
Section 14.2	Copies of Amendments, Waivers and Consents	46
Section 14.3	Binding Effect, Etc	46
Section 14.4	Notes Held by Issuer, Etc	46

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Schedule 1	Purchasers

Disclosure Letter

Section 5.3	Governmental and Third Party Authorizations
Section 5.7	Capitalization
Section 5.14	Compliance with Applicable Law and Agreements
Section 5.16	Indebtedness
Section 5.18	Agreements; Actions
Section 5.19	Intellectual Property
Section 5.28	Property and Assets
Section 5.27	Applicable Agreements

Annex A	Rules of Construction and Defined Terms

Exhibit A	Form of Purchaser Addendum
Exhibit B	Form of Note
Exhibit C	Security and Pledge Agreement
Exhibit D	Form of Direction Letter to the Counterparty
Exhibit E	Form of Guarantee Assumption Agreement
Exhibit F-1	Form of Withholding Certificate
Exhibit F-2	Form of Withholding Certificate

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

NOTE PURCHASE AGREEMENT

September 4, 2015

To the Purchasers and the Collateral Agent

Ladies and Gentlemen:

Antigenics LLC, a Delaware limited liability company (the “Issuer”), together with the guarantors party hereto from time to time, including Agenus Inc., a Delaware Corporation (“Parent”; and Parent together with each other guarantor, each a “Guarantor” and collectively, “Guarantors”; and Guarantors together with the Issuer, each a “Note Party” and, collectively, “Note Parties”), hereby covenant and agree with you as follows:

ARTICLE I

INTRODUCTORY

The Issuer proposes, subject to the terms and conditions stated herein, to issue and sell to the purchasers named in Schedule 1 and each other purchaser that becomes a party hereto by execution and delivery of a Purchaser Addendum (each a “Purchaser” and collectively, “Purchasers”) $100,000,000 in aggregate principal amount of its Limited Recourse Notes (the “Original Notes” and, together with, unless the context otherwise requires, any Additional Notes, the “Notes”). The principal amount of Original Notes to be purchased by the Purchasers pursuant to this Agreement is set forth opposite the Purchaser’s name in Schedule 1. Each Note shall be substantially in the form set forth in Exhibit B.

The Notes will be secured in favor of Oberland Capital SA Zermatt LLC, as collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties, by a continuing first priority security interest in the Collection Account and the other Collateral, pursuant to that certain pledge and security agreement between the Issuer and the Collateral Agent dated as of the Closing Date (the “Pledge Agreement”). The Collateral Agent will administer the Collection Account and cause monies to be distributed to the Noteholders out of the Collection Account on each Payment Date in accordance with the terms hereof.

The Notes will be offered and sold to the Purchasers in transactions exempt from the registration requirements of the Securities Act.

ARTICLE II

RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1 Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Agreement and are hereby incorporated by reference into this Agreement as if set forth fully in this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Agreement as if set forth fully in this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

ARTICLE III

SALE AND PURCHASE OF NOTES; FUNDING; NON-FUNDING PURCHASER; ADDITIONAL NOTES

Section 3.1 Sale and Purchase of Notes. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Issuer agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase, the principal amount of Original Notes set forth opposite such Purchaser’s name on Schedule 1 or on such Purchaser’s Purchaser Addendum, as applicable, at a purchase price equal to 100% of such principal amount (collectively, the “Price”).

Section 3.2 Additional Notes.

(a) Within fifteen days after the FDA Approval Date, the Issuer may irrevocably elect to issue and sell to the Purchasers $15,000,000 principal amount of Limited Recourse Notes (the “Additional Notes”). On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Purchaser severally agrees to purchase the principal amount of Additional Notes set forth opposite such Purchaser’s name on Schedule 1 or on such Purchaser’s Purchaser Addendum, as applicable, at a purchase price equal to 100% of such principal amount.

(b) Any Additional Notes issued shall have the same terms as the Original Notes, except that the issuance date may vary with respect to such Additional Notes.

(c) The Original Notes and any Additional Notes shall be treated as a single class for all purposes, including exercise of remedies, waivers and amendments, and shall rank on a parity basis in right of payment and security; provided, however, that if any Additional Notes are not issued as part of a “qualified reopening” of the Original Notes, such Additional Notes will be required to have a CUSIP number that is different than the CUSIP number of the Original Notes and, therefore, will not be fungible with the Original Notes for U.S. federal income tax purposes.

Section 3.3 The Closings. The sale and purchase of the Notes hereunder shall occur at the offices of Cooley LLP, 101 California Street, San Francisco, California 94111 or at such other place as Parent, the Issuer and Purchasers may mutually agree, at a closing (each, a “Closing”) on the applicable Closing Date. At each Closing, the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $250,000 face amount) dated the date of the applicable Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in accordance with wire instructions provided by the Issuer. If, at the Closing, the Issuer shall fail to tender its Notes to any Purchaser or any of the conditions specified in Article VI applicable to such Closing shall not have been fulfilled or waived, such Purchaser shall, at its election, be relieved of all further obligations under its related Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASERS

Each Purchaser agrees and acknowledges, jointly and not severally, that the Issuer and its counsel may rely upon the accuracy and performance of the representations, warranties and agreements of such Purchaser contained in this Article IV.

Section 4.1 Purchase for Investment and Restrictions on Resales. Each Purchaser:

(a) acknowledges that the Notes have not been and the Notes will not be registered under the Securities Act or the Applicable Law of any applicable state or other jurisdiction relating to securities matters and may not be offered, sold, pledged or otherwise transferred except as set forth herein and in the legend set forth on the Notes regarding transfers;

(b) agrees that, if it should resell or otherwise transfer the Notes, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act, the Applicable Law of any applicable state or other jurisdiction relating to securities matters and the respective rules and regulations promulgated under any of the foregoing and consistent with the provisions of this Agreement, and only to (i) the Issuer or a Guarantor, (ii) a Person that the Purchaser reasonably believes, at the time any buy order for such Notes is originated, is a QIB or an Institutional Accredited Investor that purchases for its own account or for the account of a QIB or an Institutional Accredited Investor, to which notice is given that the transfer is being made in reliance on an exemption from registration under the Securities Act, or (iii) such other Person consented to by the Issuer in the Issuer’s discretion, which consent shall not be unreasonably withheld, conditioned or delayed; provided that with respect to this clause (iii), the Issuer may require a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Issuer, addressed to the Issuer, to the effect that the proposed transaction may be effected without registration under the Securities Act;

(c) agrees that it will give to each Person to which it transfers the Notes, in whole or in part, notice of the restrictions on transfer of the Notes;

(d) acknowledges the restrictions and requirements applicable to transfers of the Notes contained herein and in the legend set forth on the Notes regarding transfers and agrees that it will only offer, sell or otherwise transfer the Notes in accordance with such restrictions and requirements; and

(e) represents that it is purchasing the Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 4.2 QIB; Institutional Accredited Investor. Each Purchaser represents and warrants that it is a QIB or an Institutional Accredited Investor and is purchasing the Notes for its own account.

Section 4.3 Due Diligence. Each Purchaser acknowledges that (a) it has made, either alone or together with its advisors, such independent investigation of the Issuer and its management, assets and related matters as such Purchaser deems to be, or such advisors have advised to be, necessary or advisable in connection with the purchase of the Notes pursuant to the transactions contemplated by this Agreement, (b) it and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Notes pursuant to the transactions contemplated by this Agreement, (c) it understands the nature of the potential risks and potential rewards of the purchase of the Notes, (d) it is a sophisticated investor with investment experience and has the ability to bear complete loss of its investment, whether as a result of a Default or an Event of Default or any insolvency, liquidation or winding up of the Issuer or otherwise and (e) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes and can bear the economic risks of investing in the Notes for an indefinite period of time. Each Purchaser acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied on the Issuer for such advice. Except for (x) the representations, warranties and covenants made by the Note Parties in this Agreement and the other Operative Documents and (y) the legal opinions provided to the Purchasers in connection with the transactions contemplated by the Operative Documents, each Purchaser is relying on its own investigation and analysis in entering into the transactions contemplated hereby.

Section 4.4 Organization. Each Purchaser is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization.

Section 4.5 Authorization. Each Purchaser has all necessary corporate or other power and authority to execute and deliver this Agreement and the other Operative Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Operative Documents to which it is a party and the performance by such Purchaser of its obligations hereunder and thereunder have been duly authorized by such Purchaser. Each of the Operative Documents to which it is a party has been duly executed and delivered by such Purchaser. Each of the Operative Documents, assuming the valid execution and delivery by the Note Parties, constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 4.6 Enforceability of this Agreement. This Agreement has been duly authorized, executed and delivered by the Purchasers and constitutes the valid, legally binding

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

and (subject to general equitable principles, insolvency, liquidation, reorganization and other Applicable Law of general application relating to creditors’ rights) enforceable agreement of the Purchasers.

Section 4.7 Sufficient Funds. Each Purchaser has sufficient funds or access to sufficient funds (whether by virtue of rights to call capital, loan arrangements or otherwise) to purchase the Original Notes it is purchasing hereunder and any Additional Notes it may be obligated to purchase hereunder.

Section 4.8 Tax Matters. Each Purchaser acknowledges that, for U.S. federal income tax purposes, unless required by a final “determination” within the meaning of Section 1313(a) of the Code, it agrees to treat (1) the Notes as indebtedness issued with original issue discount within the meaning of Section 1273(a) of the Code, and not as a “contingent payment debt instruments” for U.S. federal income tax purposes, and (2) any interest and original issue discount as “portfolio interest” within the meaning of Section 871(h) and 881(c) of the Code.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE NOTE PARTIES

The Note Parties represent and warrant to the Purchasers as of the date hereof as follows, except as set forth in the Disclosure Letter delivered by the Issuer to the Purchasers as of the date hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

Section 5.1 Securities Laws.

(a) No securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as the Notes have been issued and sold by the Note Parties within the six- month period immediately prior to the date hereof. The Notes are “securities” within the meaning of the Securities Act.

(b) Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, neither any Note Party nor any affiliate (as defined in Rule 144 under the Securities Act) of any Note Party has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(c) Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, no indenture is required to be qualified under the Trust Indenture Act.

(d) Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, no registration under the Securities Act of the Notes is required for the issuance and sale of the Notes to the Purchasers as contemplated by this Agreement.

Section 5.2 Investment Company Act. None of the Note Parties is an “investment company” within the meaning of the Investment Company Act, is required to be registered as an investment company or is controlled by an entity required to be registered as an investment company.

Section 5.3 Governmental and Third Party Authorizations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any Governmental Authority or other Person on the part of the Issuer or any other Note Party is required in connection with the conversion of the Issuer into a Delaware limited liability company, the execution or delivery of, or performance of obligations by, the Note Parties under, the Operative Documents or the transactions contemplated hereby or thereby (including under any of the Applicable Agreements), except for (i) such filings as may be necessary to secure exemption of the offer and sale of the Notes, (ii) the Payment Instructions, (iii) any filing required to be made by Parent with the Securities and Exchange Commission, (iv) any filing of financing statements under the UCC and (v) such filings that have been made on or prior to the date hereof.

Section 5.4 Use of Proceeds; Margin Regulations. The proceeds from the sale of the Notes will be used by the Issuer as set forth in Section 9.9. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Note Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220), and no Note Party is engaged in the business of extending credit for the purpose of buying or carrying margin stock within the meaning of Regulation U of said Board (12 CFR 221). As used in this Section 5.4, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.5 Organization. Each Note Party (a) is a duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other power and authority to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform its obligations under each of the Operative Documents to which it is a party and, in the case of the Issuer, to issue the Notes hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 5.6 Authorization and Enforceability. All corporate action on the part of each Note Party and its officers, directors and shareholders necessary for the creation, execution and issuance of the Notes and the Guarantees, the authorization, execution and delivery of the other Operative Documents and the performance of all obligations of each such Note Party hereunder and thereunder has been taken or will be taken prior to the Closing. The Operative Documents, when executed and delivered, will be valid and legally binding obligations of each Note Party a party thereto, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Applicable Laws of general application affecting enforcement of creditors’ rights generally and as limited by Applicable Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 5.7 Capitalization. Issuer is a wholly owned Subsidiary of Parent. Set forth on Section 5.7 of the Disclosure Letter is a complete and correct list of all Subsidiaries as of the date hereof and the ownership thereof. All outstanding shares of Capital Securities of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable (or the applicable foreign or limited liability company agreement equivalent thereof).

Section 5.8 Subsidiaries. The Issuer does not presently own or control, directly or indirectly, any interest in any corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Issuer is not a participant in any joint venture, partnership or similar arrangement.

Section 5.9 Collateral. The Issuer is the exclusive owner of the Collateral (including the Royalties), free and clear of all Liens, other than, in the case of the Initial Closing, Liens pursuant to the Revenue Interest Assignment Agreement, which shall be released or on prior to such Closing, and in the case of the Additional Closing, Permitted Encumbrances. Except pursuant to the Revenue Interest Assignment Agreement, which shall have been terminated on or prior to the Initial Closing and all right, title and interest in the Royalties subject thereto shall have been irrevocably sold and transferred to the Issuer on or prior to the Initial Closing, the Issuer has the right to grant a security interest in the Collateral pursuant to the Operative Documents. Except pursuant to the Revenue Interest Assignment Agreement, which shall have been terminated on or prior to the Initial Closing, the Issuer has not assigned or pledged any of its right, title or interest in the Collateral to anyone other than the Collateral Agent.

Section 5.10 No Conflicts. The conversion of the Issuer into a Delaware limited liability company, the creation of the Notes and the issuance, execution and delivery, and the compliance by the Note Parties with the terms, of the Notes or the Guarantees, as applicable, and each of the other Operative Documents to which it is a party, (i) do not at the Closing Date conflict with, result in a breach of any of the terms or provisions of or constitute a default under (A) such Note Party’s Organizational Documents, (B) the Applicable Agreements, or (C) any judgment, order or decree of any Governmental Authority having jurisdiction over any Note

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Party, its assets or its properties or any Applicable Law, (ii) do not violate, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which any Note Party or any Subsidiary is a party or by which it or any part of its assets, property or revenues are bound, and (iii) will not result in the creation, imposition, or acceleration of any indebtedness or tax, any Lien of any nature (other than Permitted Liens) upon, or with respect to, any Note Party or any properties thereof or any Lien of any nature (other than Permitted Encumbrances of the type contemplated by clauses (i), (iii) and (iv) thereof), upon, or with respect to the Collateral.

Section 5.11 Perfection. Upon (i) the execution and delivery of the Pledge Agreement by the Issuer and the Collateral Agent, (ii) to the extent the security interests granted by the Pledge Agreement can be perfected by filing a financing statement under the UCC, the proper filing of financing statements with respect to the Collateral, and (iii) entry into the Account Control Agreement, the security interests granted by the Pledge Agreement will constitute valid, perfected first priority liens and security interests in the Collateral for the benefit of the Collateral Agent and the Noteholders, enforceable in accordance with the terms contained therein (subject solely to Permitted Encumbrances).

Section 5.12 No Proceedings. There is no claim, action, suit, proceeding, complaint or investigation pending or currently threatened against any Note Party, or any officer, director or employee of a Note Party arising out of their employment or board relationship with such Note Party, that questions the validity of the Operative Documents, the right of the Note Parties to enter into the Operative Documents to which they are a party or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect, nor is any Note Party aware that there is reasonable basis for the foregoing. No Note Party is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Authority or instrumentality, except, as of the Additional Closing, as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. There is no claim, action, suit, proceeding, complaint or investigation by any Note Party currently pending or that such Note Party intends to initiate and that (x) could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (y) otherwise relates to the Royalties, the Products or the Applicable Agreements.

Section 5.13 No Defaults. On each Closing Date, there exists no Default or Event of Default nor, any event that, had the Notes already been issued, would constitute a Default or an Event of Default.

Section 5.14 Compliance with Applicable Law and Agreements. Except as set forth on Section 5.14 of the Disclosure Letter, none of the Note Parties or any Subsidiary is in violation of or default under (a) any provision of any such Person’s Organizational Documents, (b) any instrument, judgment, order, writ, decree, lease, agreement, contract, note, indenture or mortgage to which it is a party or by which it is bound or (c) any provision of any Applicable Law, except in the case of clauses (b) and (c) as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 5.15 Financial Statements. The Parent has filed with the SEC (i) the audited consolidated balance sheets of the Parent as of December 31, 2014 and 2013, in each case with the related statements of operations and comprehensive loss, cash flows and stockholders’ equity (deficit) for the fiscal years then ended, together with the opinion of an independent certified public accounting firm thereon (ii) the unaudited consolidated balance sheet of the Parent as of June 30, 2015 (the “Statement Date”), in each case with the related statements of operations and comprehensive loss and cash flows and, in the case of the Additional Closing, the financial statements required to be delivered pursuant to Section 7.1(c) (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with (x) the books and records of the Parent and the Subsidiaries and (y) GAAP applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly in all material respects the consolidated financial condition and position of the Parent and its Subsidiaries as of the respective dates thereof, except that unaudited Financial Statements may not contain all notes required by GAAP (the absence of which, if presented, would not differ materially from those included in the audited Financial Statements) and are subject to normal year-end audit adjustments, the effect of which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Financial Statements, no Note Party has any material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Statement Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements. Parent maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

Section 5.16 Indebtedness. Section 5.16 of the Disclosure Letter sets forth a complete list of the outstanding Indebtedness of the Parent and the Subsidiaries as of the Initial Closing Date (other than the Notes).

Section 5.17 Insurance. Each of the Parent and its Subsidiaries has in full force and effect products liability, fire and casualty insurance policies and other insurance policies with financially sound and reputable insurance companies in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business operating in the same or similar locations. None of the Parent or any of its Subsidiaries is in default with respect to its material obligations under any insurance policy maintained by it, and none of the Parent or any of its Subsidiaries (once controlled by Parent) has been denied insurance coverage (except where a potential insurance provider declined to provide a coverage proposal).

Section 5.18 Agreements; Actions.

(a) Except for the Applicable Agreements and the Operative Documents, there are no contracts, agreements and instruments to which the Issuer is a party or subject or by which it is bound that may involve (A) outstanding or future obligations (contingent or otherwise but excluding inchoate indemnification obligations under terminated or expired agreements) of or payments to the Issuer in excess of $500,000, (B) the license of any Proprietary Right to or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

from the Issuer, (C) provisions restricting or, in any material respect, affecting the development, manufacture or distribution of products and services of the Issuer, or (D) indemnification by the Issuer with respect to infringement of Proprietary Rights, except for those agreements disclosed on Schedule 5.18 of the Disclosure Letter.

(b) Except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect: (i) all Material Contracts are valid, binding and enforceable in accordance with their respective terms (ii) the Parent and its Subsidiaries have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract, and none of the Parent or any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations, (iii) to the Knowledge of any Note Party, no event has occurred with which the passage of time or with the giving of notice or both would result in default, breach or event of noncompliance by the Parent or any of its Subsidiaries under any contract, agreement or instrument, and (iv) no Note Party has any Knowledge of any breach or anticipated breach by the other parties to any such contract, agreement or commitment.

(c) None of the Parent or any of its Subsidiaries is a party to or bound by any contract, agreement or instrument, or subject to any restriction under its Organizational Documents, that would reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Intellectual Property.

(a) Each of the Parent and its Subsidiaries owns or possesses sufficient legal rights to Proprietary Rights necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(b) Section 5.19 of the Disclosure Letter sets forth an accurate and complete list of all Licensed Patent Rights that are granted and currently in force, the claims of which cover any of (i) the vaccine currently designated as Mosquirix (RTS,S), that is currently being developed by Counterparty for malaria, or (ii) the vaccine currently designated as Shingrix (HZ/su), that is currently being developed by Counterparty for shingles (herpes zosters) (including all Licensed Patent Rights required to be set forth in Section 5.19 of the Disclosure Letter, the “Applicable Patent Rights”) and, for each of the patents included in the Applicable Patent Rights listed on Section 5.19 of the Disclosure Letter, (i) the countries in which such patents are issued, (ii) the patent number, and (iii) the expected expiration date of the issued patents. There are no pending patent applications included in the Licensed Patent Rights. To the Knowledge of any Note Party, each of the issued patents included in the Applicable Patent Rights is valid and enforceable. The Issuer is the exclusive owner of each of the Applicable Patent Rights free and clear of all Liens, (A) other than Liens involving licenses to any of the Applicable Patent Rights for products other than the Products that would not result in a Material Adverse Effect and (B) except as provided in the License Agreement. To the Knowledge of any Note Party, there are no unpaid maintenance or renewal fees payable by the Issuer to any Person that are currently and finally overdue for any of the Applicable Patent Rights. To the Knowledge

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

of any Note Party, no issued Applicable Patent Rights have lapsed or been abandoned, cancelled or expired except in the ordinary course. To the Knowledge of any Note Party, each individual associated with the filing and prosecution of the Applicable Patent Rights, including the named inventors of the Applicable Patent Rights, has complied in all material respects with all applicable duties of candor and good faith in dealing with any applicable Governmental Authority, including any duty to disclose to any Governmental Authority all information known to be material to the patentability of each of the Applicable Patent Rights, in those jurisdictions where such duties exist. There is no pending or, to the Knowledge of any Note Party, threatened (in writing) opposition, interference, reexamination, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim (each, a “Dispute” and collectively, the “Disputes”), challenging the legality, validity, enforceability or ownership of any of the Applicable Patent Rights. The Issuer has not received any notice pursuant to Section 11.3 of the License Agreement or involving any of the matters described in Section 11.4 of the License Agreement. To the Knowledge of any Note Party, there is no pending or threatened action, suit, or proceeding, or any investigation or claim by any Person or Governmental Authority to which the Issuer or to which Counterparty is a party that claims that the Applicable Patent Rights or the development, marketing, sale or distribution of any of the Products by Counterparty pursuant to the License Agreement and the Manufacturing Agreement do or will infringe on any patent or other intellectual property rights of any other Person. To the Knowledge of any Note Party, no Person is infringing, misappropriating or making any unauthorized use of any of the Applicable Patent Rights. There is no pending, or, to the Knowledge of any Note Party, threatened action, suit, or proceeding, or any investigation or claim, by the Issuer or, to the Knowledge of any Note Party, Counterparty against any Person in relation to the Applicable Patent Rights.

Section 5.20 Taxes. Each Note Party has timely filed all U.S. federal income and other material Tax returns and reports as required by Applicable Law (taking into account any applicable extensions), and such returns and reports are true and correct in all material respects. Each Note Party paid all U.S. federal income and other material state, county, local or foreign Taxes and other assessments due or, if not yet payable, has adequately accounted for them on its books and records. There are no actual or proposed (in writing) material Tax deficiencies, assessments or adjustments with respect to such Note Parties or any assets or operations of such Note Parties. No consent has been given with respect to the Parent or any Subsidiary to extend the time in which any Tax may be assessed or collected by any taxing authority, other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business. There have been no, and there are no ongoing or pending Tax audits by any taxing authority against the Note Parties or any Subsidiary.

Section 5.21 Solvency. The Note Parties have determined, and by virtue of their entering into the transactions contemplated hereby and their authorization, execution and delivery of the Operative Documents to which they are a party, that their aggregate incurrence of indebtedness and any other liabilities hereunder or thereunder or contemplated hereby or thereby (a) does not leave the aggregate fair saleable value of their assets less than the aggregate sum of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

their debts, liabilities and other obligations, including contingent liabilities, (b) does not leave the aggregate present fair saleable value of their assets less than the aggregate amount that would be required to pay their probable liabilities on their existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured, (c) does not leave them unable to realize upon their aggregate assets and pay their aggregate debts, liabilities and other obligations, including contingent obligations, as such debts, liabilities and other obligations mature, (d) does not leave them, in the aggregate, with unreasonably small capital with which to engage in their business or unable to pay their debts as such debts mature, (e) will not cause them to become subject to any Voluntary Bankruptcy or Involuntary Bankruptcy and (f) will not render them insolvent within the meaning of Section 101(32) of Title 11 of the United States Code. The Issuer has determined, and by virtue of its entering into the transactions contemplated hereby and its authorization, execution and delivery of the Operative Documents to which it is a party, that its incurrence of indebtedness and any other liability hereunder or thereunder or contemplated hereby or thereby (a) does not leave the fair saleable value of its assets less than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) does not leave the present fair saleable value of its assets less than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured, (c) does not leave it unable to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they mature, (d) does not leave it with unreasonably small capital with which to engage in its business or unable to pay its debts as they mature, (e) will not cause it to become subject to any Voluntary Bankruptcy or Involuntary Bankruptcy and (f) will not render it insolvent within the meaning of Section 101(32) of Title 11 of the United States Code. None of the Note Parties has incurred or has present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured. No step has been taken or is intended by any Note Party or, so far as it is aware, any other Person for the winding-up, liquidation, dissolution, administration, merger or consolidation or for the appointment of a receiver or administrator of such Note Party or all or any of its assets.

Section 5.22 ERISA.

(a) The Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. The Parent and each member of the Controlled Group are in compliance in all respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(b) Neither the Parent nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

(c) Neither the Parent nor any member of the Controlled Group has participated in a prohibited transaction, as defined in Section 406 of ERISA or Section 4975(c) of the Code, which is reasonably expected to subject either the Parent or a member of the Controlled Group to any civil penalty under ERISA or material tax under the Code, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 5.23 Labor Relations. None of the Parent or any Subsidiary is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the Knowledge of any Note Party, threatened, against Parent or any Subsidiary; (ii) no strike, lockout, slowdown, stoppage, walkout or other labor dispute pending or, to the Knowledge of any Note Party, threatened, against Parent or any Subsidiary; (iii) to the Knowledge of any Note Party, no petition for certification or union election or union organizing activities taking place with respect to Parent or any Subsidiary; and (iv) no collective bargaining agreement or Multiemployer Plan covering the employees of Parent or any Subsidiary.

Section 5.24 Environmental and Safety Laws. To its Knowledge, each Note Party, the operation of its business and any real property that the it owns, leases or otherwise occupies (the “Premises”) is and has been in material compliance with all Applicable Laws relating to the environment or occupational health and safety, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. None of the Parent or any Subsidiary has received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any Person relating to the environment or occupational health and safety of the Premises, and none of the Note Parties is aware of any basis therefor. To the Knowledge of any Note Party, no material expenditures are or will be required in order to comply with any such existing Applicable Law relating to the environment or occupational health and safety, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 5.25 Disclosure. None of this Agreement, the other Operative Documents or any other statements or certificates made or delivered in connection herewith or therewith or the Parent’s annual report on Form 10-K for the year ended December 31, 2014, as supplemented by the current report on Form 10-Q for the quarter ended June 30, 2015, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

Section 5.26 Products; Royalties.

(a) Counterparty has been responsible for the clinical development of each of the Products and seeking all applicable regulatory approvals from applicable Regulatory Authorities for each of the Products and, except as contemplated in Section 2.4(a) of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Manufacturing Agreement and Section 5.7 and 5.8 of the License Agreement, the Issuer has no responsibility for the development of any of the Products or seeking any regulatory approvals from any Regulatory Authorities for any of the Products.

(b) To the Knowledge of any Note Party, Counterparty has complied with its obligations to develop the Products and seek and obtain regulatory approvals from applicable Regulatory Authorities for the Products under the License Agreement. The Issuer has not provided any notice at any time in accordance with Section 12.12 of the License Agreement to Counterparty under Section 5.3 of the License Agreement relating to any of the Products.

(c) Counterparty has been, and continues to be, responsible for the manufacturing of the Products and the Issuer has no further responsibility for manufacturing the Products.

(d) Each Product is a prophylactic QS-21 Vaccine under the Manufacturing Agreement under clause (ii) of the definition of “QS-21 Vaccine” as set forth in the Negotiation Agreement (which amended the definition thereof in the Manufacturing Agreement). Each Product is a […***…] under the License Agreement.

(e) Neither (i) the […***…] of the License Agreement, nor (ii) the fact that the […***…] or […***…] of any […***…] by […***…], in the absence of the […***…] granted to […***…] under the License Agreement, does not currently or may not in the future […***…] one or more […***…] of the […***…], shall result in any Product not being a […***…].

(f) Other than the Applicable Agreements and the Operative Documents, as of each Closing, neither the Issuer nor any of its Affiliates shall have entered into, be a party to, or otherwise subject to any agreement, contract, instrument or other binding obligation that in any way relates to or involves the Royalties or the Products (which, for purposes of clarity, the Parties acknowledge and agree shall not include any agreement, contract, instrument or other binding obligation that relates to QS-21 but does not otherwise relate to or involve the Royalties or the Products and shall not include any expired material transfer, research or similar agreement or contract manufacturing or similar agreement relating to or involving the Royalties or the Products where the assignment or sublicense of all Proprietary Rights thereunder relating to the Products has expired or been terminated and no amounts are payable to the applicable counterparty based on sales of any Product (“Expired MTA and CMO Agreements”)).

(g) Royalties under Section 5.3 of the Manufacturing Agreement equal to 2% of Net Sales of the Products are, subject to Section 4 of the Negotiation Agreement and Section 6.4 and Section 6.6 of the Manufacturing Agreement, payable by Counterparty. Such Royalties under Section 5.3 of the Manufacturing Agreement are payable by Counterparty for ten years after the First Commercial Sale of the first QS-21 Vaccine that achieves First Commercial Sale in a Major Market Country regardless of any […***…] of the License Agreement or Manufacturing Agreement or any Licensed Patent Rights prior to the end of such ten-year period. Counterparty’s MAGE-A3 vaccine is a therapeutic QS-21 Vaccine under the Manufacturing Agreement. Based upon reasonable estimates for obtaining Marketing

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Authorization following the most recently completed pivotal trial of each of the Products, to the Knowledge of any Note Party, Counterparty and its Affiliates are not developing any prophylactic QS-21 Vaccine under the Manufacturing Agreement that would reasonably be expected to have a date of First Commercial Sale prior to date of the First Commercial Sale of any Product.

(h) To the Knowledge of any Note Party, at the Initial Closing Date, neither Counterparty nor any of its Affiliates is developing or commercializing (i) any product candidates or products for shingles (herpes zoster) or malaria other than the […***…] or (ii) any other product candidates or products that would qualify as […***…].

(i) Since September 4, 2012, to the Knowledge of any Note Party, the Applicable Agreement Parties have not received any information from Counterparty, any Governmental Authority or any other Person, whether directly or indirectly and through any form of written, oral or digital communication and whether or not under any of the express provisions of any Applicable Agreement (including pursuant to any joint steering committee meeting or the meeting of any other organized body provided for under any Applicable Agreement) relating to any of the Products (including any of the clinical trials for any of the Products or any of the studies related to those clinical trials) or any Marketing Authorization for any of the Products or, with respect to any Malaria Product, the process for approval, endorsement or recommendation of such Product by the World Health Organization or any similar or related Person, that would reasonably be expected to result in a Material Adverse Effect.

Section 5.27 Applicable Agreements.

(a) The Issuer has provided to Collateral Agent an accurate and complete copy of each of the Applicable Agreements.

(b) Each of the Applicable Agreements is in full force and effect, and immediately following each Closing, each of the Applicable Agreements will continue immediately after each Closing in full force and effect, without modification, and each is, and immediately after each Closing, shall remain, the legal, valid and binding obligation of the Issuer, Parent (to the extent applicable) and Counterparty, enforceable against the Issuer, Parent (to the extent applicable) and Counterparty in accordance with its respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, the UCC, and general equitable principles. The execution, delivery and performance of each of the Applicable Agreements were and are within the corporate powers of the Issuer, Parent (to the extent applicable) and Counterparty. Each of the Applicable Agreements was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Issuer, Parent (to the extent applicable) and Counterparty. There is no material breach or default (including any breach or default that, if uncured, would provide the other party with a basis to terminate any of the Applicable Agreements), or event which upon notice or the passage of time, or both, reasonably would be expected to give rise to any material breach or default (including any breach or default that, if uncured, would provide the other party

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

with a basis to terminate any of the Applicable Agreements), in the performance of any of the Applicable Agreements by the Issuer or Parent, and, to the Knowledge of any Note Party, there is no material breach or default (including any breach or default that, if uncured, would provide the other party with a basis to terminate any of the Applicable Agreements), or event which upon notice or the passage of time, or both, reasonably would be expected to give rise to any material breach or default (including any breach or default that, if uncured, would provide the other party with a basis to terminate any of the Applicable Agreements), in the performance of any of the Applicable Agreements by Counterparty.

(c) Neither the Issuer nor Parent has received any notice from Counterparty or any of its Affiliates of any alleged breach or default by either the Issuer or Parent of any of the Applicable Agreements or any other agreements or contracts to which the Issuer or any of its Affiliates and Counterparty or any of its Affiliates are parties, or of Counterparty’s intention to terminate any of the Applicable Agreements in whole or in part. There are no existing disputes among the Issuer or any of its Affiliates, on the one hand, and Counterparty or any of its Affiliates, on the other hand, under any of the Applicable Agreements or any other agreements or contracts to which the Issuer or any of its Affiliates and Counterparty or any of its Affiliates are parties.

(d) Except pursuant to the Ingalls Agreements, the Assignment and Assumption Agreement or as set forth on Section 5.27(d) of the Disclosure Letter, neither the Issuer nor Parent has assigned or sublicensed any of its rights or obligations under any of the Applicable Agreements, except in connection with Expired MTA and CMO Agreements. Neither the Issuer nor any of its Affiliates has created or permitted to exist any, and there are no, Liens on any of their respective rights or obligations under any of the Applicable Agreements (other than the rights of the counterparties to the Applicable Agreements, Liens discharged in advance of the Initial Closing Date and other than Permitted Encumbrances).

(e) Except as provided in Section 4 of the Negotiation Agreement, neither the Issuer nor any of its Affiliates is a party to any agreement providing for or permitting a sharing of, reduction in, deduction or withholding against, crediting against, set-off against or rescission or defense against, and no Person […***…] is otherwise entitled to effect a sharing of, reduction in, deduction or withholding against, crediting against, set-off against or rescission or defense against the Royalties (whether under any of the
[…***…] or otherwise).

(f) The Issuer has no currently due […***…] obligations under the Applicable Agreements, other than obligations to
[…***…] as set forth in the Applicable Agreements.

(g) As of the Initial Closing Date, to the Knowledge of any Note Party (without inquiry), Counterparty has not […***…] any of its rights or obligations under any of the Applicable Agreements, except in connection with […***…].

(h) Neither the Issuer nor any of its Affiliates has outlicensed, assigned or otherwise provided to any Person (other than the Counterparty pursuant to the Applicable

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Agreements) any Proprietary Rights relating to QS-21 for the development or commercialization of any product candidates for shingles (herpes zoster) or malaria or any products for shingles (herpes zoster) or malaria, except in connection with Expired MTA and CMO Agreements.

(i) As of the Initial Closing Date, no First Commercial Sale has occurred under the Manufacturing Agreement.

Section 5.28 Title to Other Property and Assets. Except as set forth in Section 2.1 of the Pledge Agreement, as of the Initial Closing Date, each of the Parent and the Subsidiaries owns its property and assets (other than the Collateral) free and clear of all Liens securing Indebtedness, except for Permitted Liens. With respect to the property and assets it leases, each of the Parent and the Subsidiaries is in compliance with such leases and, to the Knowledge of any Note Party, holds a valid leasehold interest free of any Liens, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The Issuer does not own any real property and, as of the Initial Closing Date, none of the Parent or any of the other Subsidiaries owns any real property.

Section 5.29 Permits. Each of the Parent and the Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it and the Parent believes that it or the Subsidiaries can obtain, without undue burden or expense, any similar authority for the conduct of its, or any Subsidiary’s, business as planned to be conducted, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. None of the Parent or any Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 5.30 Brokers. Except for Exigo Capital Corp. and Kratos Group, LLC, none of the Note Parties has incurred, and will not incur, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements or the other Operative Documents. The Purchasers will not incur any liability for brokerage or finders’ fees or agents’ commission or similar charges payable to any brokers, agents, finders or other Persons engaged by any of the Note Parties.

Section 5.31 Changes. Since December 31, 2014, there has not been a Material Adverse Effect.

Section 5.32 FIRPTA Compliance. Neither the Parent nor the Issuer is or has ever been a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code and U.S. Treasury Regulations Section 1.897-2(b).

Section 5.33 No Bad Actors. None of the Parent, any predecessor of the Parent, any affiliated issuer of the Parent, any other Note Party, any executive officer, other officer participating in the offering of the Notes or director of the Parent or any Note Party, any beneficial owner of 20% or more of the Parent’s outstanding Voting Securities, calculated on the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

basis of voting power, any promoter connected with the Parent in any capacity at the time of the sale of Notes, any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Notes in the offering of the Notes, any general partner or managing member of any such solicitor or any executive officer, other officer participating in the offering of the Notes or director of any such solicitor or general partner or managing member of such solicitor has been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) under the Securities Act.

Section 5.34 OFAC; Anti-Terrorism Laws.

(a) None of the Note Parties or any Affiliate of the Note Parties (i) is a Sanctioned Person, (ii) has any assets in Sanctioned Countries or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Note hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(b) Each of the Parent and the Subsidiaries is in compliance in all material respects with the PATRIOT Act. No part of the proceeds of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE VI

CONDITIONS PRECEDENT TO THE CLOSINGS

Section 6.1 Conditions Precedent to the Initial Closing. The obligations of the Purchasers to purchase the Original Notes shall be subject to the satisfaction of the following conditions precedent:

(a) Operative Documents. The Collateral Agent and the Purchasers shall have received the following, each dated as of the Initial Closing Date (unless otherwise specified) and, other than in the case of the Notes, in such number of copies as the Collateral Agent and the Purchasers shall have reasonably requested:

(i) a duly executed Original Note for the account of each Purchaser;

(ii) the Pledge Agreement, duly completed and executed by the Issuer, in form and substance satisfactory to the Collateral Agent and the Purchasers; and

(iii) an opinion of counsel to the Note Parties addressed to the Collateral Agent and the Purchasers, in the form agreed on the date hereof with the Required Holders.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(b) Filing of Financing Statements and Other Recordations. The filings of financing statements under the UCC and other recordings required to perfect a security interest in the Collateral shall have been made.

(c) Termination of the Revenue Interest Assignment Agreement. Issuer shall have furnished to the Collateral Agent and the Purchasers evidence in form and substance reasonably satisfactory to such Purchaser, that the Revenue Interest Assignment Agreement has been terminated and that all rights, title and interests to the Royalties and other assets of the Issuer subject thereto shall have reverted to the Issuer (which evidence shall include an agreement with Ingalls and Arthur Koenig providing for such termination and reversion (such agreement, the “Ingalls Termination Agreement”)).

(d) Secretary’s Certificate. The Collateral Agent and the Purchasers shall have received a certificate of the secretary or an assistant secretary of each Note Party, dated as of the Initial Closing Date and in form and substance reasonably satisfactory to the Purchasers, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such party, authorizing the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such party executing this Agreement or any of such other Operative Documents, and attaching all such copies of the documents described above.

(e) Representations and Warranties. Each of the representations and warranties made by the Note Parties pursuant to Article V of this Agreement shall be true and correct on and as of the Initial Closing Date with the same effect as if made on and as of such date (except to the extent any such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct as of such date).

(f) No Default. No Default shall have occurred and be continuing on the Initial Closing Date or after giving effect to the purchase of Original Notes to be made on such date.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(g) Officer’s Certificate. The Collateral Agent and the Purchasers shall have received a certificate, signed by an authorized officer of the Parent and the Issuer, dated as of the Initial Closing Date and in form and substance satisfactory to the Collateral Agent and the Purchasers, that all the conditions set forth in this Section 6.1 shall have been satisfied as required hereunder.

(h) Good Standings. The Collateral Agent and the Purchasers shall have received a certificate as of a recent date to the Initial Closing Date of the good standing of each Note Party, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(i) Lien Searches. The Collateral Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or UCC financing statement that, in each case, names the Issuer as debtor in any of the jurisdictions identified in the Pledge Agreement, and the results thereof shall be reasonably satisfactory to the Collateral Agent and the Purchasers.

(j) Fees; Expenses. The Note Parties shall have paid all reasonable documented and out-of-pocket expenses required hereunder or under any other Operative Document to be paid on or prior to the Initial Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the other Operative Documents.

(k) CUSIP Number. Standard & Poor’s CUSIP Service Bureau shall have issued a CUSIP number for the Original Notes.

Section 6.2 Conditions Precedent to the Additional Closing. The obligations of the Purchasers to purchase the Additional Notes shall be subject to the satisfaction of the following conditions precedent:

(a) Additional Notes. Each Purchaser shall have received a duly executed Additional Note for the account of such Purchaser.

(b) Opinion of Counsel. The Collateral Agent and the Purchasers shall have received, dated as of the Additional Closing Date (unless otherwise specified) and in such number of copies as the Collateral Agent and the Purchasers shall have requested an opinion of counsel to the Note Parties and addressed to the Collateral Agent and the Purchasers, in the form agreed on the date hereof with the Required Holders.

(c) Secretary’s Certificate. The Collateral Agent and the Purchasers shall have received a certificate of the secretary or an assistant secretary of each Note Party, dated as of the Additional Closing Date and in form and substance reasonably satisfactory to the Purchasers, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such party, authorizing the execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such party executing this Agreement or any of such other Operative Documents, and attaching all such copies of the documents described above.

(d) Representations and Warranties. Each of the representations and warranties made by the Note Parties pursuant to Article V of this Agreement shall be true and correct on and as of the Additional Closing Date with the same effect as if made on and as of such date (except to the extent any such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct as of such date) in all respects to the extent such representation or warranty contains any materiality or Material Adverse Effect qualifier and in all material respects to the extent such representation or warranty does not contain any materiality or Material Adverse Effect qualifier.

(e) No Default. No Default shall have occurred and be continuing on the Additional Closing Date or after giving effect to the purchase of Additional Notes to be made on such date.

(f) Officer’s Certificate. The Collateral Agent and the Purchasers shall have received a certificate, signed by an authorized officer of the Parent and the Issuer, dated as of the Additional Closing Date and in form and substance satisfactory to the Collateral Agent and the Purchasers, that all the conditions set forth in this Section 6.2 shall have been satisfied as required hereunder.

(g) Good Standings. The Collateral Agent and the Purchasers shall have received a certificate as of a recent date to the Additional Closing Date of the good standing of each Note Party, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(h) Lien Searches. The Collateral Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or UCC financing statement that, in each case, names the Issuer as debtor in any of the jurisdictions identified in the Pledge Agreement, and the results thereof shall show no Liens on the Collateral other than the Permitted Encumbrances.

(i) Fees; Expenses. The Note Parties shall have paid all reasonable documented and out-of-pocket expenses required hereunder or under any other Operative Document to be paid on or prior to the Additional Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the other Operative Documents.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(j) FDA Approval Date. The Issuer shall have furnished to each Purchaser evidence in form and substance reasonably satisfactory to such Purchaser, that the FDA Approval Date has occurred; provided that the publication on the FDA website of the grant of Marketing Authorization from the FDA for the commercial sale of the Shingles Product shall be deemed to constitute satisfactory evidence to the Purchasers.

(k) Purchase Notice. The Issuer shall have provided written notice of the Issuer’s election to issue Additional Notes and the Additional Closing Date therefor to the Collateral Agent and each Purchaser at least 15 Business Days prior to such Additional Closing Date.

(l) CUSIP Number. Standard & Poor’s CUSIP Service Bureau shall have issued a CUSIP number for the Additional Notes.

ARTICLE VII

INFORMATION AS TO THE PARENT AND THE ISSUER

Section 7.1 Financial and Other Information. The Issuer or Parent, as applicable, shall deliver to the Collateral Agent and each Noteholder:

(a) in connection with any sale of any or all of its Notes, and to any prospective purchaser of such Notes from such Noteholder, upon their request, any information required by Rule 144A(d)(4) under the Securities Act;

(b) promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or an Event of Default or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a written notice specifying the nature and period of existence thereof and what action the Issuer is taking or proposes to take with respect thereto;

(c) as soon as available (i) but in any event within 90 calendar days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 2015), a consolidated balance sheet of the Parent as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards, and (ii) but in any event within 45 calendar days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ending September 30, 2015), a consolidated balance sheet of the Parent as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in the case of the balance sheet in comparative form the figures for the prior fiscal year-end

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

and in the case of the statements of income or operations and cash flows in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent, subject only to normal year-end audit adjustments and the absence of footnotes; and

(d) such other financial information relating to the Note Parties reasonably available to any of the Note Parties and information relating to the Products, the Royalties or the Applicable Agreements (insofar as such information relating to the Applicable Agreements, in the reasonable judgment of the Collateral Agent or such Noteholder, relates in any way to the Royalties or the Products), as reasonably requested by the Collateral Agent or any Noteholder from time to time (provided that a Note Parties shall not be required to disclose any information subject to attorney-client privilege, any trade secrets or whose disclosure to the Collateral Agent or the Noteholders would violate any confidentiality obligations applicable to such Note Party).

The Note Parties may satisfy their delivery obligations under Section 7.1(c) by filing with the SEC such financial statements in a Form 10-K or 10-Q, as applicable, along with appropriate certifications pursuant to Rules 13a-14(a) and 15(d)-14(a) under the Securities Exchange Act of 1934, as amended.

Section 7.2 Reports.

(a) The Issuer shall, no later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date (such date, the “Relevant Calculation Date”), deliver to the Collateral Agent and each Noteholder the following information in a report (a “Collection Account Calculation Report”):

(i) A copy of all reports produced by Counterparty pursuant to Section 4.2 of the License Agreement and Section 6.2 of the Manufacturing Agreement (redacted for information unrelated to the Products), for the preceding calendar quarter with respect to any Product, including a calculation of the aggregate amount of Royalties payable in respect of such calendar quarter;

(ii) the Available Collections Amount as of such Relevant Calculation Date and the amount and type of Collections received during the period commencing on the day immediately following the immediately preceding Calculation Date and ending on such Relevant Calculation Date;

(iii) all Expenses of the Collateral Agent and the Noteholders subject to reimbursement by the Note Parties under the Operative Documents; provided that the Collateral Agent or applicable Noteholder shall have provided an invoice therefor at least ten (10) Business Days prior to such Relevant Calculation Date;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(iv) the aggregate principal amount of all Notes (including all PIK Amounts) outstanding as of the Calculation Date together with accrued and unpaid interest to and including the applicable Payment Date; and

(v) the amounts distributable to the Issuer from the Collection Account pursuant to Section 8.5(d) and the amounts payable in respect of the Notes on the applicable Payment Date pursuant to Section 8.5(b) (such payments, the “Note Payments”).

(b) The Issuer shall, at the time the Issuer delivers (or is otherwise required to deliver) the Collection Account Calculation Report to the Collateral Agent and each Noteholder pursuant to Section 7.2(a), deliver to the Collateral Agent the following information in a report for each Noteholder:

(i) the name of such Noteholder;

(ii) the pro rata portion of Note Payments to be distributed to such Noteholder in an amount equal to the same proportion that the principal amount of Notes such Noteholder held as of the Relevant Calculation Date bears to the aggregate principal amount of all Notes outstanding as of the Relevant Calculation Date (each, a “Noteholder Payment”), less any applicable withheld Taxes;

(iii) the amount of any applicable withheld Taxes, along with the original or a certified copy of a receipt issued by a Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent, the Collection Account Bank and the Noteholder; and

(iii) the bank account information for such Noteholder where the Collateral Agent shall direct the Collection Account Bank to deliver such Noteholder Payment by wire transfer of immediately available funds.

Section 7.3 Confidentiality. Each Noteholder agrees that such Noteholder will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Note Parties) any confidential information obtained from any of the Applicable Agreement Parties in connection with its investment in the Notes, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 7.3 by such Noteholder), (b) is or has been independently developed or conceived by such Noteholder without use of any of the Applicable Agreement Parties’ confidential information as evidenced by the Noteholder’s written records or (c) is or has been made known or disclosed to such Noteholder by a Third Party without a breach of any obligation of confidentiality such Third Party may have to any of the Applicable Agreement Parties; provided, however, that a Noteholder may disclose confidential information: (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Note Parties, provided, however, that such Persons shall be informed of the confidential nature of such information and shall be bound by

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

obligations of non-use and confidentiality no less onerous than those set forth herein; (ii) to any prospective purchaser of the Notes from such Noteholder, if such prospective purchaser agrees to be bound by the provisions of this Section 7.3; (iii) to any Affiliate, partner, member, stockholder or wholly owned subsidiary of such Noteholder in the ordinary course of business, provided, however, that such Persons shall be informed of the confidential nature of such information and shall be bound by obligations of non-use and confidentiality no less onerous than those set forth herein; or (iv) as may otherwise be required by law, provided that such Noteholder promptly notifies the Applicable Agreement Party of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

ARTICLE VIII

TERMS OF THE NOTES

Section 8.1 Maturity; Mandatory Payments.

(a) On the earlier of (i) the twelfth anniversary of the Initial Closing Date, and (ii) the Final Legal Maturity Date, the Issuer shall pay an amount in respect of the Notes equal to the Contingent Make-Whole Payment with such payments to be made and applied in accordance with Section 8.5(c).

(b) The Notes, together with all accrued and unpaid interest, shall be due and payable on the Final Legal Maturity Date.

Section 8.2 Interest.

(a) Interest on the outstanding principal balance of each Note (including any PIK Amounts) shall accrue at a rate of 13.5% per annum. Interest on the Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(b) Interest shall be due and payable (i) on each Payment Date, in arrears, until the entire principal amount of the Notes plus interest thereon is paid in full, provided that, to the extent the accrued interest on the Notes due and payable on any Payment Date exceeds the Note Payments for such Payment Date (“Excess Interest”), such Excess Interest shall be capitalized and added to the aggregate principal amount of the outstanding Notes (the amount of any such capitalized interest, “PIK Amounts”), and (ii) on each date when all or any amount of the unpaid principal balance of each such Note shall be due (whether at maturity, by acceleration, prepayment or otherwise), but only to the extent accrued and only with respect of the principal amount (including PIK Amounts) being paid.

(c) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default (other than an Event of Default set forth in Section 10.1(b)(ii)), at the sole discretion of the Collateral Agent, the interest payable pursuant to Section 8.2(a) shall increase by 2.5% per annum (such aggregate increased rate, the “Default Rate”). If any Obligation is not paid when due under the applicable Operative Document (including the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

failure to pay any AHYDO Payment (regardless of whether sufficient amounts are in the Collection Account to make such payments), but excluding the failure to pay any other Limited Recourse Obligation when due), the amount thereof shall accrue interest at a rate equal to the Default Rate (without duplication of interest payable at the Default Rate).

Section 8.3 Buy-Out Provision. The Issuer may, upon not less than 30 days prior written notice to the Collateral Agent and the Noteholders specifying the redemption date and the Issuer’s calculation of the applicable Redemption Premium, redeem all, but not less than all, of the outstanding Notes at a redemption price equal to the outstanding principal amount of the Notes, together with all accrued and unpaid interest thereon through and including the date of payment and the Redemption Premium thereon (the “Redemption Price”). On the redemption date, the Issuer shall pay to each Noteholder the Redemption Price for such Noteholder’s Notes.

Section 8.4 Optional Partial Payment. On the third anniversary of the Initial Closing Date, each Noteholder shall have the option to require the Issuer to repurchase up to 15% of such Noteholder’s Original Notes at a purchase price equal to the principal amount thereof (including any PIK Amounts) plus accrued and unpaid interest thereon through and including the date of such repurchase (such purchase price, the “Put Price”). A Noteholder may exercise its rights under this Section 8.4 by delivering written notice of thereof along with the principal amount of Original Notes to be repurchased pursuant hereto to the Collateral Agent and the Issuer no later than the third anniversary of the Initial Closing Date. The Issuer shall be required to effect all such repurchases within 90 days of the third anniversary of the Initial Closing Date.

Section 8.5 Payments.

(a) Promptly following the later of (i) the establishment of the Collection Account and (ii) the Initial Closing Date, the Issuer shall deliver the Payment Instructions to the Counterparty. No Note Party shall provide the Counterparty any notice to direct Counterparty Payments to any account or any Person other than the Collection Account (unless directed in writing by the Collateral Agent). From and after the Closing Date, the Issuer shall, subject to the immediately following sentence, cause all Counterparty Payments paid to, or on behalf of any Note Party to be paid into the Collection Account which , subject to Section 9.19, will be at all times subject to the Account Control Agreement and over which Collateral Agent shall have full dominion and control for the ratable benefit of the Noteholders. If any Person makes any payment in respect of the Royalties to an account of any Note Party other than the Collection Account, then such Note Party promptly, and in any event no later than 2 Business Days following the discovery by such Note Party or receipt of notice from the Collateral Agent, of such payment, shall remit such payment to the Collection Account in the form received with all necessary endorsements. Except as set forth in Section 8.5(d), no Note Party shall have any right of withdrawal in respect of the Collection Account. The proceeds of the Collection Account shall be used to make Noteholder Payments in accordance with the terms of Section 8.5(b). All Counterparty Payments shall be deposited in the Collection Account and transferred therefrom in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement or in any other Operative Document to the contrary, no funds shall be deposited in the Collection

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Account, including by the Issuer or any other Note Party, that do not constitute Counterparty Payments or investment income on amounts in deposit in the Collection Account, without the prior written consent of the Collateral Agent.

(b) The Issuer hereby agrees and instructs that, quarterly on each March 15, June 15, September 15 and December 15 (each, a “Payment Date”), the Collateral Agent shall direct (or in the case of an escrow arrangement, the escrow agent shall direct) the disbursement of the amounts in the Collection Account to each Noteholder that held outstanding Notes as of the close of business on the Relevant Calculation Date for such Payment Date, with any amounts paid to be applied (i) first, to accrued and unpaid interest (other than any PIK Amounts), and (ii) second, to the outstanding principal amount of the Notes (including any PIK Amounts), until such Notes and all accrued and unpaid interest thereon (including any PIK Amounts) have been paid in full. Notwithstanding anything in this Agreement or in any other Operative Document to the contrary, if a Note shall remain outstanding after the fifth (5th) anniversary of the initial issuance thereof and the aggregate amount that would be includible in the gross income of a Noteholder with respect to a Note (within the same meaning of Section 163(i) of the Code) for the periods ending on or before any Payment Date that occurs after such fifth (5th) anniversary (the “Aggregate Accrual”) would otherwise exceed an amount equal to the sum of (i) the aggregate amount of interest to be paid (within the meaning of Section 163 (i) of the Code) under such Note on or before such Payment Date, and (ii) the product of (A) the issue price (as defined in Section 1273(b) of the Code) of such Note and (B) the yield to maturity (interpreted in accordance with Section 163(i) of the code) of such Note (such sum, the “Maximum Accrual”), then the Issuer shall pay solely out of, and the Collateral Agent shall be authorized to direct the disbursement of, the amounts in the Collection Account (other than amounts subject to release pursuant to Section 8.5(d)) on each applicable Payment Date occurring after such fifth (5th) anniversary that portion of the outstanding principal amount of such Note necessary to prevent such Note from constituting an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code, up to an amount equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual (each such payment out of amounts in the Collection Account described in this section, the “AHYDO Payment”) and the amount of such AHYDO Payment and any interest thereon shall be treated for U.S. federal income tax purposes as an amount of interest to be paid (within the meaning of Section 163(i)(2)(B)(i) of the Code) under such Note. This provision is intended to prevent the Notes from being classified as “applicable high yield discount obligations,” as defined in Section 163(i) of the Code, and shall be interpreted consistently therewith.

(c) Except as otherwise provided, any payments and other amounts owing under the Operative Documents shall be made, prior to 11:00 a.m., New York City time, on the date when due pursuant to wire instructions provided to the Issuer and the Collateral Agent by the Noteholders. Except as set forth in Section 8.5(b), each payment hereunder shall be applied (i) first, to the Expenses (allocated as reasonably determined by the Collateral Agent and, without prejudice to the Issuer’s obligations pursuant to Section 16.3, invoiced to the Issuer at least ten Business Days prior to the date of the applicable payment), (ii) second, to accrued and unpaid interest (other than PIK Amounts), (iii) third, to the Redemption Premium, if any, (iv) fourth, to the outstanding principal amount of the Notes (including any PIK Amounts), and (v) fifth, to any remaining amounts then due and payable under the Operative Documents.

(d) To the extent any Counterparty Payments include amounts that are not Royalties, the Issuer shall request that the Collateral Agent disburse, or direct the Collection Account Bank to disburse, such Counterparty Payments as directed by the Issuer upon presentation to the Collateral Agent of documentation and other evidence satisfactory to the Collateral Agent that such payments are not Royalties.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 8.6 Pro Rata Treatment.

(a) The purchase of Notes on each Closing Date shall be made by the Purchasers pro rata on the basis of their respective commitments. All payments on account of principal of or interest on any Notes, fees or any other Obligations owing to or for the account of any one or more Noteholders shall be apportioned ratably among the Noteholders in proportion to the amounts of such principal, interest and other Obligations owed to them respectively.

(b) If any Noteholder shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Notes or other Obligations hereunder resulting in such Noteholder’s receiving payment of a proportion of the aggregate amount of its Notes and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Noteholder receiving such greater proportion shall (i) notify the other Noteholders of such fact and (ii) purchase (for cash at face value) participations in the Notes and such other Obligations of the other Noteholders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Noteholders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes and other amounts owing them; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, then such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this Section 8.6(b) shall not be construed to apply to (x) any payment made by any Note Party pursuant to and in accordance with the express terms of the Operative Documents or (y) any payment obtained by a Noteholder as consideration for the assignment of or sale of a participation in any of its Notes to any assignee or participant, other than to the Parent, Issuer or any Subsidiary (as to which the provisions of this Section 8.6(b) shall apply). Each Note Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Noteholder acquiring a participation pursuant to the foregoing arrangements may exercise against the Noteholders rights of setoff and counterclaim with respect to such participation as fully as if such Noteholder were a direct creditor of such Note Party in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Noteholder receives a secured claim in lieu of a setoff to which this Section 8.6(b) applies, then such Noteholder shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Noteholders entitled under this Section 8.6(b) to share in the benefits of any recovery on such secured claim.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

ARTICLE IX

COVENANTS OF THE NOTE PARTIES

The Note Parties covenant with the Noteholders that, so long as any Notes are outstanding, the Note Parties will perform and comply with each of the following covenants:

Section 9.1 Books and Records.

(a) As promptly as practicable after receipt by an Applicable Agreement Party of notice of any action, claim, investigation or proceeding (commenced or threatened) relating to the transactions contemplated by any Operative Document or relating to any of the Applicable Agreements, the Applicable Agreement Parties shall inform the Collateral Agent and the Noteholders of the receipt of such notice and the substance of such action, claim, investigation or proceeding and, if in writing, shall furnish the Collateral Agent and the Noteholders with a copy of such notice and any related materials with respect to such action, claim, investigation or proceeding.

(b) The Applicable Agreement Parties shall keep and maintain, and shall use commercially reasonable efforts (without expanding its obligation under Section 9.2(d)) to cause Counterparty to keep and maintain, full and accurate books of accounts and records adequate to reflect accurately all Royalties paid and/or payable with respect to the Counterparty License Agreements and all deposits made into the Collection Account.

(c) As promptly as practicable after receipt by any Applicable Agreement Party of any material written notice, certificate, offer, proposal, correspondence, report, non-public information or other non-public written communication relating directly to any of the Applicable Agreements (insofar as it relates to the Royalties or the Product), the Royalties or any of the Products, the Applicable Agreement Parties shall inform the Collateral Agent and the Noteholders of such receipt and the substance contained therein and, if in writing, shall furnish the Noteholders with a copy of such notice, certificate, offer, proposal, correspondence, report, information or other written communication. Notwithstanding the foregoing, no Applicable Agreement Party shall be required to provide the Collateral Agent or any Noteholder any offer or proposal relating to any refinancing or buyback of the Notes or any written communications relating thereto.

(d) As promptly as practicable, the Note Parties shall provide the Collateral Agent and the Noteholders with written notice of the institution of any proceeding by or against any Note Party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 9.2 Applicable Agreements.

(a) The Applicable Agreement Parties shall not (i) forgive, release or compromise any Royalty owed under any Counterparty License Agreement, (ii) waive, amend, cancel or terminate or exercise or fail to exercise any of their rights constituting or involving the right to receive the Royalties, or (iii) without the consent of the Collateral Agent, amend, modify, restate, cancel, supplement, terminate or waive any provision of any of the Applicable Agreements relating in any way to, or involving directly or indirectly, the Royalties or any of the Products, or grant any consent under any of the Applicable Agreements relating in any way to, or involving directly or indirectly, the Royalties or any of the Products, or agree to do any of the foregoing, including entering into any agreement with Counterparty under the provisions of any Applicable Agreement (including the assignment provisions), or, if required under any Applicable Agreement, consenting to any sublicense of Counterparty or entering into any agreement with any sublicensee of Counterparty under the provisions of any Applicable Agreement, or entering into any sublicense under any of the Applicable Agreements, in each case relating in any way to, or involving directly or indirectly, the Royalties or any of the Products; provided that if any Applicable Agreement provides that any Applicable Agreement Party not unreasonably withhold, condition or delay (or similar words to this effect) its consent thereunder in respect of such matter, then the Collateral Agent shall similarly not unreasonably withhold, condition or delay its consent hereunder in respect of such matter. In the event that the Applicable Agreement Parties desire to take any of the actions described in clause (iii) of the immediately preceding sentence and have reasonably concluded that such action, if taken, would not relate in any way to, or involve directly or indirectly, the Royalties or any of the Products, the Applicable Agreement Parties shall notify the Collateral Agent at least five (5) Business Days in advance of the date upon which the Applicable Agreement Parties desire to take such action, describing the nature of the action and providing reasonable detail to enable the Collateral Agent to understand the action that is contemplated to be taken and, unless the Collateral Agent provides notice to the Applicable Agreement Parties within such five (5) Business Days period that the Collateral Agent reasonably considers the action to relate in some way to, or involve directly or indirectly, the Royalties or any of the Products, including reasonable detail as to the basis for this determination, the Applicable Agreement Parties shall not be required to obtain the Collateral Agent’s consent to such action.

(b) The Applicable Agreement Parties shall timely and fully perform and comply with each of their respective duties and obligations under the Applicable Agreements.

(c) As promptly as practicable after receiving written or oral notice from Counterparty (i) terminating any Applicable Agreement or (ii) alleging any breach of or default under any Applicable Agreement by any of the Applicable Agreement Parties, the Applicable Agreement Parties shall (A) give a written notice to the Noteholders describing in reasonable detail the relevant breach or default, if applicable, including a copy of any written notice received from Counterparty, and, in the case of any such breach or default or alleged breach or default by any of the Applicable Agreement Parties, the Applicable Agreement Parties shall consult with the Collateral Agent as to any action any of the Applicable Agreement Parties proposes to take to dispute or correct such alleged breach or default and (B), at their own cost and expense, take commercially reasonable efforts (assuming the collection and receipt of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Royalties is the only business of the Applicable Agreement Parties and that the Applicable Agreement Parties keep all Royalties so collected and received), including, in any event, taking such actions as reasonably requested by the Collateral Agent or the Required Holders, to either (I) dispute such breach or default, (II) cure as promptly as practicable such breach or default, or (III) otherwise resolve such dispute. In connection with any such dispute, where the Applicable Agreement Parties shall employ counsel or the Collateral Agent or the Required Holders reasonably request that the Applicable Agreement Parties employ counsel, the Applicable Agreement Parties shall employ, at their own cost and expense, such counsel as is reasonably acceptable to the Required Holders (as long as such counsel is reasonably acceptable to the Applicable Agreement Parties).

(d) As promptly as practicable after becoming aware of any threatened or actual breach of or default under any Applicable Agreement by Counterparty, the Applicable Agreement Parties (i) shall consult with the Collateral Agent as to their response to such threatened or actual breach or default, including giving a written notice to the Collateral Agent and the Noteholders describing in reasonable detail the relevant breach or default and any action any of the Applicable Agreement Parties proposes to take as a possible response, together with a copy of any written notice that the Applicable Agreement Parties propose to send to Counterparty, and (ii), at their own cost and expense, use commercially reasonable efforts (assuming the collection and receipt of the Royalties is the only business of the Applicable Agreement Parties and that the Applicable Agreement Parties keep all Royalties so collected and received), including, in any event, taking such actions as reasonably requested by the Collateral Agent or the Required Holders, to enforce its rights and remedies thereunder. In connection with any such response and enforcement of rights and remedies under any of the Applicable Agreements where the Applicable Agreement Parties shall employ counsel or the Collateral Agent or the Required Holders reasonably request that the Applicable Agreement Parties employ counsel, the Applicable Agreement Parties shall employ, at their own cost and expense, such counsel as is reasonably acceptable to the Required Holders (as long as such counsel is reasonably acceptable to the Applicable Agreement Parties).

(e) […***…].

Section 9.3 Applicable Patent Rights. The Issuer shall prosecute and maintain in full force and effect all patents and pending patent applications (if any) included in the Applicable Patent Rights, except where the failure to do so would not reasonably be likely to result in a Material Adverse Effect.

Section 9.4 Audits.

(a) The Collateral Agent and the Noteholders shall have the right to audit, through an independent certified public accountant selected by the Required Holders and reasonably acceptable to the Issuer, those accounts and records of the Applicable Agreement Parties relevant to any reports referred to in Section 7.2(a)(i) as may be reasonably necessary to verify the accuracy of the amounts deposited into the Collection Account based on information included in such reports referred to in Section 7.2(a)(i) for any or all of the three calendar years

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

prior to the audit (provided, however, that, prior to conducting any such audit, such accounting firm shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Applicable Agreement Parties). Such audits will occur during normal business hours and no more than once per calendar year. The Noteholders’ independent certified public accountant will keep confidential all information obtained during such audit and will report to the Noteholders only the actual amount deposited into the Collection Account based on information included in the applicable reports referred to in Section 7.2(a)(i) and the resulting discrepancy, if any, between that amount and the amounts in respect of the Royalties that should have been deposited into the Collection Account during the calendar year(s) in question and the details of any discrepancies (the “Audit Report”).

(b) The Noteholders shall be solely responsible for all the expenses of any audit, unless the Audit Report shows any discrepancy where funds deposited into the Collection Account based on information included in the applicable reports referred to in Section 7.2(a)(i) were insufficient by five percent (5%) or more than such funds should have been for any of the calendar years then being reviewed. If the Audit Report shows any such discrepancy, the Applicable Agreement Parties shall be responsible for the reasonable expenses incurred by the Noteholders for the independent certified public accountant’s services. The Applicable Agreement Parties shall otherwise also be responsible for the amounts of any discrepancy shown by the Audit Report for any of the calendar years then being reviewed between the amount of funds deposited into the Collection Account based on information included in the applicable reports referred to in Section 7.2(a)(i) and what those funds should have been. Any payment owed by the Applicable Agreement Parties to the Noteholders as a result of the audit shall be made within 10 Business Days of the receipt of the independent certified public accountant’s report by the Noteholders.

(c) To the extent the Issuer has the right to perform or cause to be performed inspections or audits under either of the Counterparty License Agreements regarding payments payable and/or paid to the Applicable Agreement Parties thereunder (each, a “License Party Audit”), the Issuer shall, at the reasonable request of the Collateral Agent or the Required Holders (such request not to be made more frequently than once every calendar year), use commercially reasonable efforts to cause a License Party Audit to be performed as promptly as practicable in accordance with the terms of the applicable Counterparty License Agreement. In conducting a License Party Audit at the request of the Required Holders, subject to the terms of the License Agreement, the Issuer shall engage a nationally recognized certified public accountant selected by the Required Holders and reasonably acceptable to the Applicable Agreement Parties. As promptly as practicable after completion of any License Party Audit (whether or not requested by the Required Holders), the Issuer shall deliver to the Noteholders an audit report summarizing the results of such License Party Audit, which may be redacted for information unrelated to the Products. In the event that the Required Holders request a License Party Audit, all of the expenses of any such License Party Audit (including, without limitation, the fees and expenses of the independent public accounting firm) that would otherwise be borne by the Issuer, pursuant to the applicable Counterparty License Agreement, shall instead be borne (as such expenses are incurred) by the Noteholders, provided that any reimbursement by Counterparty of the expenses of the License Party Audit shall belong and shall be promptly paid to the Noteholders.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 9.5 Offsets. The Applicable Agreement Parties shall, and shall cause each of their respective Affiliates to, include in any future agreements with Counterparty or any of its Affiliates an express prohibition against any sharing of, reduction on, deduction or withholding against, crediting against, set-off against, or rescission or defense against the Royalties or any part thereof by Counterparty based on any overpayment by, or any amount due to, Counterparty or its Affiliates under any such agreement, and the Applicable Agreement Parties shall not, and shall cause each of their respective Affiliates not to, amend any existing agreement with Counterparty or any of its Affiliates to provide for any sharing of, reduction on, deduction or withholding against, crediting against, set-off against, or rescission or defense against the Royalties or any part thereof by Counterparty based on any overpayment by, or any amount due to, Counterparty or its Affiliates under any such agreement.

Section 9.6 Grant of Rights. The Applicable Agreement Parties shall not grant any right to any Person or enter into any agreement with any Person where such grant or agreement or the terms thereof would contravene or conflict with the terms of (a) any of the Applicable Agreements or the rights of the Applicable Agreement Parties thereunder or (b) any of the Operative Documents or the rights of the Noteholders thereunder.

Section 9.7 Insurance. Each Note Party will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 9.8 No Release of Operative Document Obligations. Except as expressly permitted by any Operative Document, the Note Parties shall not take any action that would amend, waive, modify, supplement, restate, cancel or terminate, or discharge or prejudice the validity or effectiveness of, the Operative Documents, or permit any party to any such document to be released from its obligations hereunder or thereunder (unless, in each case, expressly permitted hereunder or thereunder). The Note Parties shall not take any action or engage in any transaction (or series of actions or transactions), whether by reorganization, transfer of assets, merger, dissolution, amendment of their Organizational Documents or otherwise, the primary purpose of which is to evade, avoid or seek to avoid the performance or observance of the covenants, agreements or Obligations of the Note Parties under the Operative Documents.

Section 9.9 Use of Proceeds. The Note Parties shall apply the proceeds of the sale of the Notes (a) to pay the Expenses and other expenses in connection with the transactions contemplated hereby and (b) for working capital and for other general corporate purposes.

Section 9.10 Limitation on Indebtedness. The Issuer shall not create, incur, assume or allow or otherwise permit to exist any Indebtedness (other than the Obligations).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 9.11 Limitation on Liens. The Issuer shall not create, incur, assume, allow or otherwise permit to exist any Lien with respect to the Collateral, other than Permitted Encumbrances.

Section 9.12 Compliance with and Modification of Organizational Documents. Each Note Party shall comply with its Organizational Documents. No Note Party shall take any action to waive, repeal, amend, vary, supplement or otherwise modify its Organizational Documents (in the case of the Issuer) in a manner that would reasonably be expected to result in a Material Adverse Effect.

Section 9.13 Compliance with Applicable Law. Each Note Party shall comply with all Applicable Law with respect to the Operative Documents and all ancillary agreements related thereto, the violation of which would reasonably be expected to result in a Material Adverse Effect.

Section 9.14 Existence. Each Note Party shall (a) preserve and maintain its corporate existence, (b) preserve and maintain its rights, franchises, permits, licenses, approvals and privileges and (c) qualify and remain qualified in good standing in each jurisdiction, in each case where the failure to preserve and maintain such existence, rights, franchises, permits, licenses, approvals, privileges and qualifications would be a Material Adverse Effect.

Section 9.15 Mergers, Consolidations, Sale of Collateral. The Issuer shall not (x) merge into or consolidate with another Person, (y) sell, assign, convey, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of the assets of the Issuer and its Subsidiaries, determined on a consolidated basis, taken as a whole, or all or substantially all of the assets related to any Product, to or in favor of any Person, or (z) sell, assign, convey, transfer, licenses, lease or otherwise dispose of the Collateral (other than Permitted Encumbrances); provided, however, that the foregoing shall not limit the Issuer’s ability (i) to license, transfer or otherwise dispose of any assets unrelated to the Collateral, the Products or the Applicable Agreements or (ii) to grant licenses or similar conveyances of Proprietary Rights outside of the Fields, in each case in a manner that does not and could not constitute a breach of the Applicable Agreements and is otherwise permitted by the Operative Documents. The Note Parties shall not sell, assign, convey, transfer, license or otherwise dispose of any of the Applicable Agreements (or any rights thereunder), except for rights transferred under the Assignment and Assumption Agreement. The Issuer shall not acquire any Subsidiaries or acquire any Capital Securities.

Section 9.16 Tax Matters; Securities Laws. The Issuer and Parent shall (a) timely file all material Tax returns and reports as required by Applicable Law and such returns and reports shall be true and correct in all material respects, (b) pay all material federal, state, county, local or foreign Taxes and other assessments when due and payable, (c) pay any applicable stamp or similar Tax due upon any issuance or conversion of the Notes, (d) make available to Noteholders the issue price, the amount of original issue discount, the issue date and the yield to maturity for each tranche of Notes issued that is treated as a separate “issue” for tax purposes in accordance with the requirements set forth in Treasury Regulation Section 1.1275-3(b), (e) use its

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

commercially reasonable efforts to file any form (or comply with any other administrative formalities) required for an exemption from or a reduction of any withholding Tax for which it is eligible, (f) not file any Tax return or report under any name other than its exact legal name, (g) treat, and direct the Collateral Agent to treat (1) the Notes as indebtedness issued with original issue discount within the meaning of Section 1273(a) of the Code for U.S. federal income tax purposes, and not as “contingent payment debt instruments” for U.S. federal income tax purposes, and (2) any interest and original issue discount as “portfolio interest” within the meaning of Section 871(h) and 881(c) of the Code, and (h) not take any position inconsistent with such treatment of the Notes unless required by a final “determination” within the meaning of Section 1313(a) of the Code. The Note Parties shall treat the Notes as securities for all purposes, including securities laws and U.S. federal income tax purposes.

Section 9.17 Change in Business. The Issuer shall not engage in any business other than the businesses currently engaged in by the Issuer (or reasonably incidental thereto), and the Issuer shall not enter into Material Contracts, acquire any investments or other assets, or sell or distribute any assets, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 9.18 Additional Guarantors. Prior to the FDA Approval Date:

(a) Each Note Party will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries that are Domestic Subsidiaries, are “Subsidiary Guarantors” hereunder; provided, however that this Section 9.18 shall not apply to any Excluded Subsidiary. Without limiting the generality of the foregoing, in the event that Parent or any of its Subsidiaries shall form or acquire any new Subsidiary that is a Domestic Subsidiary, such Note Party and its Subsidiaries concurrently will:

(i) cause such new Domestic Subsidiary to become a “Subsidiary Guarantor” hereunder pursuant to a Guarantee Assumption Agreement substantially in the form of Exhibit E hereto; and

(ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Noteholder pursuant to Section 6.1 or as the Collateral Agent shall have requested.

(b) The Note Parties shall provide the Collateral Agent at least 10 Business Days prior written notice (or such other notice as agreed by the Collateral Agent in its sole discretion) of the formation or acquisition of any Subsidiary, together with a description in reasonable detail of the circumstances giving rise to such formation or acquisition, the assets or expected assets of, and the business conducted or proposed to be conducted by such Subsidiary; provided, however that, if (i) a new Subsidiary is formed or acquired in connection with any merger or acquisition transaction, then such notice shall be provided within the earlier of (A) 2 Business Days after the public disclosure of such transaction or (B) 10 Business Days after the consummation of such transaction or (ii) a new Subsidiary is formed to accomplish or facilitate

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

the re-incorporation, re-domiciling or similar reorganization of any Note Party or Subsidiary thereof, then such notice shall be provided within 10 Business Days after the consummation of such re-incorporation, re-domiciling or similar reorganization.

Section 9.19 Collection Account. Not later than 10 Business Days following the Initial Closing Date, the Issuer shall establish the Collection Account and the Issuer, the Collateral Agent and, as necessary, Parent and the Purchasers, each acting reasonably, shall execute and deliver a customary Account Control Agreement reasonably satisfactory to the Collateral Agent meeting the requirements of the Pledge Agreement, and all other documents, certificates and agreements as are reasonably required to establish the Collection Account and to establish the Collateral Agent’s full dominion and control (including for purposes of UCC 9-104) over the Collection Account.

ARTICLE X

EVENTS OF DEFAULT

Section 10.1 Events of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) Except as otherwise permitted pursuant to Section 8.5(a), the failure by the Issuer to deposit or cause to be deposited any Counterparty Payments paid to or on behalf of any Note Party into the Collection Account at all times;

(b) the failure by the Issuer to pay (i) the Contingent Make-Whole Payment or the Put Price for any Put Notes when due (whether at maturity, redemption, repurchase or otherwise), (ii) any principal or interest on the Notes when due pursuant to Section 8.1(b), (iii) when due upon redemption pursuant to Section 8.3, any principal, Redemption Premium or interest, or (iv) any Indemnified Taxes, Expenses and Indemnity and such failure continues for 10 calendar days after written notice thereof has been given to the Issuer by the Collateral Agent or the Required Holders;

(c) (i) any representation or warranty made or deemed made by or on behalf of any Note Party pursuant to Sections 5.2, 5.3, 5.5(a), 5.5(b), 5.5(d), 5.6, 5.9, 5.10(i)(A), 5.10(i)(B), 5.11, 5.14, 5.18(a), 5.21, 5.26 or 5.27 (other than 5.27(g)) or pursuant to the Pledge Agreement shall: (A) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (B) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier or (ii) any other representation or warranty made or deemed made by or on behalf of any Note Party in or in connection with this Agreement, or any other Operative Document or any amendment or modification hereof or thereof, or in any report certificate, financial statement or other document furnished pursuant to or in connection with this

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Agreement or any other Operative Document or any amendment or modification hereof or thereof shall: (A) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (B) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier;

(d) (i) the failure by any Note Party to comply with any covenant, obligation, condition or provision binding on it pursuant to Sections 7.1(a), 7.1(b), 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.8, 9.10, 9.11, 9.12 (with respect to the Issuer), 9.14 (with respect to the Parent and the Issuer), 9.15, 9.18 or 9.19 if, other than in the case of Sections 9.10 and 9.11, such failure to comply (A) results in a Material Adverse Effect, or (B) continues for more than 10 calendar days after written notice thereof has been given to the Issuer by the Collateral Agent or the Required Holders; (ii) the failure by any Note Party to comply with any other covenant, obligation, condition or provision pursuant to Article 9 if such failure to comply results in a material adverse effect on the rights or remedies of the Note Parties under any of the Applicable Agreements or an adverse effect (other than any de minimis effect) on the timing, amount or duration of the Royalties or the right of the Noteholders to receive payments on the Notes in respect of the Royalties in accordance with the Operative Documents; (iii) the failure by any Note Party (A) to comply with any other covenant, obligation, condition or provision binding on it under Section 7.1 or Article 9 and, other than in the case of (1) Section 9.16(g), (2) Section 9.16(h) as it applies to Section 9.16(g) and (3) the last sentence of Section 9.16, such failure continues for more than 10 calendar days after written notice thereof has been given to the Issuer by Collateral Agent or the Required Holders or (B) to make any AHYDO Payment (regardless of whether sufficient amounts are in the Collection Account to make such payments); or (iv) the failure by any Note Party to comply with any other covenant, obligation, condition or provision binding on it under the Operative Documents (other than as covered by clauses (a), (b), (c), (d)(i), (d)(ii) or (d)(iii) above) and such failure continues for more than 10 calendar days after written notice thereof has been given to the Issuer by Collateral Agent or the Required Holders;

(e) one or more final and unappealable judgments for the payment of money in an aggregate amount in excess of $1,000,000 (or the equivalent amount in other currencies) shall be rendered against the Issuer and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Issuer to enforce any such judgment;

(f) any Note Party or 4-Antibody AG becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy or the Parent or the Issuer becomes insolvent (except, in the case of the Issuer, to the extent arising out of a Limited Recourse Obligation), or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(g) the Collateral Agent shall fail to have a first-priority perfected security interest in any of the Collateral, other than as permitted in accordance with the Operative Documents; or

(h) the occurrence of a Change of Control.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is affected by operation of Applicable Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority.

ARTICLE XI

REMEDIES ON DEFAULT, ETC.

Section 11.1 Acceleration. If any Specified Event of Default (other than an Event of Default set forth in Section 10.1(f) with respect to the Parent or the Issuer) has occurred and is continuing, the Collateral Agent or the Required Holders may at any time at their option, by written notice to the Issuer, declare the Notes then outstanding to be due and payable in whole (or in part, in which case any principal amount (including any PIK Amounts) not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal amount (including any PIK Amounts) of the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Notes, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Note Party. If an Event of Default set forth in Section 10.1(f) shall occur and be continuing with respect to the Parent or the Issuer, the principal amount (including any PIK Amounts) of the Notes then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Notes, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Note Party. Upon the described amounts becoming due and payable under this Section 11.1, such amounts shall be immediately due and payable in cash for deposit into the Collection Account or as otherwise directed by the Collateral Agent, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 11.2 Other Remedies; Limitations on Remedies.

(a) If any Event of Default has occurred and is continuing, and irrespective of whether any amounts have been declared immediately due and payable under Section 11.1, the Collateral Agent may, and shall at the direction of the Required Holders, proceed to protect and enforce the rights of the Noteholders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in the Operative Documents or in any Note, for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by Applicable Law or otherwise.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(b) Notwithstanding the foregoing provisions of Section 11.2(a), but expressly subject to (A) the Full Recourse Obligations, (B) the provisions of Section 11.2(c) below, and (C) the remedies set forth in the Pledge Agreement:

(i) Neither the Collateral Agent nor the Noteholders shall seek or obtain against the Issuer any recourse or deficiency claim (or any equitable relief with the effect of a money judgment for a recourse or deficiency claim) relating to or arising from non-payment or non-performance of any Limited Recourse Obligations; and

(ii) The Issuer shall have no direct or indirect personal liability under or in connection with any Limited Recourse Obligations.

(c) Notwithstanding the provisions of Section 11.2(b), (i) the Issuer shall have full personal liability for, and shall not be exonerated or exculpated from, the payment and performance of all Full Recourse Obligations, (ii) the limitations in Section 11.2(b) shall not apply upon (A) a Change of Control, (B) upon the conveyance by the Issuer of any Collateral (other than the grant of any Permitted Encumbrance under clause (vi) of the definition thereof), (C) the encumbrance by the Issuer of any Collateral in violation of the terms of the Operative Documents, (D) a Voluntary Bankruptcy or Involuntary Bankruptcy of the Parent or the Issuer (except to the extent arising out of a failure to pay any Limited Recourse Obligation on the Final Legal Maturity Date), (E) any Note Party contests or opposes any motion by the Collateral Agent or the Noteholders for bankruptcy stay or other relief, (F) the occurrence and continuance of any of those Specified Event(s) of Default set forth in Section 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(e) or 10.1(g), or (G) any Note Party initiates action to contest Collateral Agent’s or the Noteholders’ exercise of remedies after the occurrence and during the continuance of a Specified Event of Default. The provisions of Section 11.2(b) shall not impair or waive in whole or in part: (i) the validity of the Notes, the Operative Documents or the Liens on the Collateral under the Pledge Agreement, (ii) the remedies of the Collateral Agent and the Noteholders under the Pledge Agreement or otherwise in respect of the Collateral, (iii) the remedies of the Collateral Agent and the Noteholders in respect of any Full Recourse Obligations, (iv) the Collateral Agent’s and the Noteholders’ rights to name any Note Party as a defendant in any action or proceeding to implement any such remedies, provided however that any enforcement of any claim against such Note Party shall remain subject to the limitations provided in Section 11.2(b); or (v) the Collateral Agent and the Noteholder’s right to obtain a deficiency judgment if procedurally necessary to enforce any such remedy, provided however that any enforcement of such judgment against any Note Party shall remain subject to Section 11.2(b). Notwithstanding anything to the contrary in any Operative Document or this Section 11.2, nothing herein shall waive, or be deemed to waive, any right of the Collateral Agent or the Noteholders: (x) under Bankruptcy Code Sections 506(a), 506(b) or 1111(b), or any other provision of the Bankruptcy Code, to file a claim for all Obligations; or (y) to require that all Collateral at all times secure all Obligations.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 11.3 Rescission. At any time after amounts have been declared due and payable pursuant to Section 11.1, the Collateral Agent or the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if all Events of Default, other than non-payment of amounts that have become due solely, by reason of such declaration, have been cured or have been waived pursuant to Article XIV and no judgment or decree has been entered for the payment of any monies due pursuant to the Operative Documents or to the Notes. No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 11.4 No Waivers or Election of Remedies, Etc. No course of dealing and no delay on the part of the Collateral Agent or any Noteholder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Collateral Agent or such Noteholder’s rights, powers or remedies. No right, power or remedy conferred by any Operative Document or by any Note upon the Collateral Agent or any Noteholder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The rights and remedies of the Noteholders and the Collateral Agent are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.

ARTICLE XII

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Section 12.1 Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of the Notes. The name and address of each Noteholder, each transfer thereof, the name and address of each transferee of one or more Notes, the CUSIP number of such Notes and a separate identification number for such Notes (if applicable) shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.

Section 12.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 16.4) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such registered holder’s attorney duly authorized in writing, accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof, accompanied by any other evidence of satisfaction with the restrictions and requirements applicable to transfers of the Notes as reasonably requested by the Issuer), within ten Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the Noteholder thereof) in exchange therefor, in a face amount equal to the face amount of the surrendered Note. Each such new Note shall be payable to such Person as such Noteholder may request and shall be substantially in the form of Exhibit B. The Issuer may require payment of a sum sufficient to cover any stamp Tax imposed

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000 face amount (unless transferred in whole). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Article IV and to have accepted and fully assumed all obligations under this Agreement, but excluding, unless expressly agreed by the transferee, any commitment to purchase Additional Notes. Any transfer of the Notes in violation of the restrictions in this Agreement (including Section 4.1) and the legend regarding transfers of Notes, in each case purchasing the Notes for its own account, in each case, shall be void ab initio and the purported transferee in such transfer shall not be recognized by the Issuer or any other Person as having an interest in the Issuer or any Note (as the case may be) for any purpose.

Section 12.3 Substitution of Notes. Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 17.4) of notice to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated the date of such lost, stolen, destroyed or mutilated Note.

ARTICLE XIII

THE COLLATERAL AGENT

Section 13.1 Appointment and Authority. Each of the Purchasers (and each subsequent Noteholder by acceptance of a Note) hereby irrevocably appoints Oberland Capital SA Zermatt LLC to act on its behalf as the Collateral Agent hereunder and under the other Operative Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the last paragraph of Section 13.9, the provisions of this Article XIII are solely for the benefit of the Collateral Agent and the Noteholders, and neither the Issuer nor any other Note Party shall have rights as a third party beneficiary of any of such provisions. The Collateral Agent accepts its appointment as collateral agent and agrees to execute its duties and obligations hereby created upon the terms and conditions specifically set forth herein and in the Pledge Agreement and any Account Control Agreement, and no implied agreements, covenants or obligations with respect to the Company, any Affiliate of the Company, any Noteholder or any other party shall be read into this Agreement, the Pledge Agreement or any Account Control Agreement against the Collateral Agent. The Collateral Agent shall have no responsibility for the terms of the Operative Documents. The Collateral Agent in its capacity as such is not a fiduciary of, and shall not owe or be deemed to owe any fiduciary duty to, the Noteholders, whether before or after the occurrence of an Event of Default.

Section 13.2 Rights as a Noteholder. To the extent the Person serving as the Collateral Agent holds any Notes, such Person shall have the same rights and powers in its capacity as a Noteholder or Purchaser as any other Noteholder or Purchaser and may exercise the same as

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

though it were not the Collateral Agent and the terms “Purchaser,” “Noteholder,” “Purchasers” or “Noteholders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Note Party or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Noteholders.

Section 13.3 Duties.

(a) Specific Duties of The Collateral Agent. The Collateral Agent shall:

(i) upon the receipt by it of written instructions of the Required Holders, execute and deliver on behalf of the Noteholders such documents or instruments as described in such instructions from time to time to maintain the perfection of any lien in, to or upon the Collateral or any portion thereof, which liens have been, are or will be granted pursuant to the Pledge Agreement;

(ii) accept, on behalf of the Noteholders, any part of the Collateral delivered to it, including any certificated securities, and accept, on behalf of the Noteholders, any new Collateral given as security for the obligations secured by the Pledge Agreement, which Collateral may be delivered for safekeeping to third-party custodians and, upon the receipt of written instructions of the Required Holders, execute and deliver, on behalf of the Noteholders, such documents or instruments evidencing the creation of any lien with respect thereto and perfecting such lien as shall be set forth in such instructions;

(iii) release the Collateral or any portion thereof from any liens thereon that were created pursuant to the Pledge Agreement if such release is in compliance with the terms of the Pledge Agreement or Section 13.9 of this Agreement or as instructed in writing by the Required Holders;

(iv) furnish the Noteholders, promptly upon written request of the Required Holders, duplicates of all reports, notices, requests, demands, certificates and other documents received by the Collateral Agent under the Operative Documents or any instrument or document entered into pursuant hereto or thereto unless any such document shall state thereon that it has previously been furnished directly to the Noteholders, provided that the Collateral Agent has no duty to obtain such duplicates or otherwise monitor the Company’s production of information;

(v) upon receipt by it of written instructions from the Required Holders, but subject to Section 13.3(c), take such action as set forth in such instructions to protect and preserve the Collateral and, if a Specified Event of Default has occurred and is continuing, realize on and foreclose upon the Collateral, including exercising any powers or any of the remedies described in the Pledge Agreement; and

(vi) take, or refrain from taking, such other actions (but only such actions that are set forth in this Agreement) as the Required Holders shall from time to time direct by written instructions to the Collateral Agent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(b) Duties Limited. The Collateral Agent shall not be required to take any discretionary action or exercise any discretionary powers hereunder or under the Pledge Agreement, and, except as expressly provided herein, in the Pledge Agreement or in written instructions of the Required Holders, but in each case subject to Section 13.3(c), the Collateral Agent shall not have any duty or obligation, express or implied, to:

(i) manage, control, use, maintain, sell, dispose of, purchase, foreclose upon, take possession of, bid for or otherwise deal with the Collateral or any portion thereof, or to otherwise take or refrain from taking any action under or in connection with this Agreement, the Pledge Agreement or any Account Control Agreement, except to the extent required by law;

(ii) take any action that relates to, materially affects or impairs the amounts that the Noteholders may recover from disposition of the Collateral, including (A) any election or waiver of remedies available under the Pledge Agreement or with respect to the Collateral or the manner of foreclosure upon the same, (B) any determination of the order and timing of foreclosure upon any portion of the Collateral or of the amount of any credit bid to be entered at any public or private, judicial or nonjudicial sale of the Collateral, (C) the pursuit of any remedies against the Company following the completion of foreclosure upon the Collateral or (D) the compromise or settlement of any claims against the Company, including the conduct of any negotiations relating to the same or with a view toward the termination of any pending foreclosure proceedings;

(iii) obtain or maintain insurance on the Collateral or any other insurance;

(iv) pay or discharge any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Collateral;

(v) take any action or omit to take any action not expressly provided for in the Pledge Agreement and documents related thereto and executed in connection therewith; or

(vi) take any action or omit to take any action to perfect or insure priority for the security interest granted by the Pledge Agreement, including filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times; provided, that the Collateral Agent shall have no responsibility to monitor or verify the filing of any financing statements (or amendments or continuations thereto) and shall have no responsibility for the information contained therein.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(c) Indemnity. In addition to and not in limitation of the provisions of Section 13.3(b), under no circumstances shall the Collateral Agent have any duty or obligation to take any actions hereunder, even if instructed to do so by the Required Holders, if the Collateral Agent determines, in its sole and absolute discretion, that such actions would subject it to liability or expense for which indemnity or security satisfactory to it has not been provided hereunder or otherwise or would be contrary to this Operative Documents or applicable law.

(d) Reasonable Care. Notwithstanding anything to the contrary herein, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account, and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.

(e) Written Instructions. The Collateral Agent may at any time solicit written confirmatory instructions, including written instructions of the Required Holders or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take or that it may propose to take in the performance of any of its obligations under this Agreement or the Pledge Agreement and shall be fully justified in failing or refusing to act hereunder or under the Pledge Agreement until it shall have received such requisite instructions, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon. In the event that the Collateral Agent receives written instructions from the Required Holders that the Collateral Agent determines, in its sole and absolute discretion, to be ambiguous, inconsistent, in conflict with this Agreement or the Pledge Agreement or otherwise insufficient to direct the actions of the Collateral Agent, then the Collateral Agent shall have no obligation whatsoever to take or refrain from taking any action pursuant to such written instructions, but may (but shall not be obligated) instead do one or more of the following:

(i) seek additional written instructions satisfactory to it from the Required Holders, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon;

(ii) resign as Collateral Agent in accordance with this Agreement; or

(iii) at the expense of the Noteholders, which fees and expenses shall be paid in advance, commence an action in a court of competent jurisdiction requiring the Noteholders to interplead and settle among themselves their rights in and to the Collateral and any proceeds thereof then held by the Collateral Agent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 13.4 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Operative Documents to which it is a party. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Operative Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Holders (or such other number or percentage of the Noteholders as shall be expressly provided for herein or in such other Operative Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Operative Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Operative Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Note Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b) The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Holders (or such other number or percentage of the Noteholders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article XIV) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Issuer or a Noteholder.

(c) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Operative Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

Section 13.5 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 13.6 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 13.7 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation to the Noteholders and the Issuer. Upon the receipt of any such notice of resignation, the Required Holders shall have the right, in consultation with the Issuer so long as no Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Noteholders, appoint a successor Collateral Agent; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Credit Documents (if not already discharged therefrom as provided above in this Section 13.6). After the retiring Collateral Agent’s resignation, the provisions of this Article XIII and Section 16.13 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Noteholder directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 13.6.

Section 13.8 Non-Reliance on Collateral Agent and Other Noteholders. Each Noteholder acknowledges that it has, independently and without reliance upon the Collateral

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Agent or any other Noteholder or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and purchase the Notes hereunder. Each Noteholder also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Noteholder or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 13.9 Collateral and Guaranty Matters. Each Noteholder agrees that any action taken by the Collateral Agent or the Required Holders in accordance with the provisions of this Agreement or of the other Credit Documents, and the exercise by the Collateral Agent or Required Holders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Noteholders. Without limiting the generality of the foregoing, the Noteholders irrevocably authorize the Collateral Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Operative Document (A) upon discharge of the Obligations, and (B) subject to Article XIV, if approved, authorized or ratified in writing by the Required Holders;

(b) to enter into any intercreditor agreement with respect to a Permitted Royalty Financing; and

(c) to release any Subsidiary Guarantor from its obligations under the Guaranty to which it is a party to if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

In each case as specified in this Section 13.9, the Collateral Agent will (and each Noteholder irrevocably authorizes the Collateral Agent to), at the Note Party’s expense, execute and deliver to the applicable Note Party such documents as such Note Party may reasonably request (i) to evidence the release of such item of Collateral from the assignment and security interest granted under the Operative Documents, or (ii) to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Operative Documents and this Section 13.9 and in form and substance reasonably acceptable to the Collateral Agent. The Collateral Agent shall deliver to the Noteholders notice of any action taken by it under this Section 13.9 as soon as reasonably practicable after the taking thereof; provided, that delivery o or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Article XIII.

Section 13.10 Reimbursement by Noteholders. To the extent that the Issuer for any reason fails to indefeasibly pay any Expenses or Costs required to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Noteholder severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Noteholder’s pro rata share (based upon the percentages as used in

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

determining the Required Holders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.

ARTICLE XIV

AMENDMENT AND WAIVER

Section 14.1 Requirements. The Operative Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Note Parties and the Required Holders (and the Collateral Agent, as applicable), except (a) that the written consent of all Noteholders will be required in connection with any proposed release of all or substantially all of the Collateral (other than as expressly provided for in the Operative Documents) from the Liens thereon and (b) that no such amendment or waiver may, without the written consent of each Noteholder affected thereby, (i) subject to the provisions of Article XI relating to acceleration or rescission, change the amount or time of any payment on the Notes, (ii) change the percentage of the aggregate face amount of the Notes the Noteholders of which are required to consent to any such amendment or waiver or (iii) amend this Article XIV. Notwithstanding the foregoing, the Issuer and the Collateral Agent (as applicable) may amend the Operative Documents without notice to or consent of any Noteholder (A) to cure any ambiguity, omission, mistake, defect or inconsistency, (B) to add guarantees with respect to the Notes, (C) to add to the covenants of any Note Party for the benefit of the Noteholders or to surrender any right or power conferred in the Operative Documents upon any Note Party, (D) to make any change that does not adversely affect the rights of any Noteholder or (E) to add additional assets as Collateral to secure the Notes.

Section 14.2 Copies of Amendments, Waivers and Consents. The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Article XIV to each Noteholder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Noteholders.

Section 14.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Article XIV applies equally to all Noteholders and is binding upon them and upon each future Noteholder and upon the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver or whether the amendment or waiver or any provision thereof has been executed by any Noteholder. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer and any Noteholder or any delay in exercising any rights under the Agreements or any Note shall operate as a waiver of any rights of any Noteholder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 14.4 Notes Held by Issuer, Etc. Solely for the purpose of determining whether the Noteholders of the requisite percentage of the aggregate face amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under the Operative Documents, or have directed the taking of any action provided herein or therein to be taken upon the direction of the Noteholders of a specified percentage of the aggregate principal amount of all Notes then outstanding, Notes directly or indirectly owned by any Note Party or any of its Affiliates shall be deemed not to be outstanding (unless the Note Parties or such Affiliates own 100% of the aggregate face amount of all Notes then outstanding).

ARTICLE XV

TAX MATTERS

Section 15.1 Statement to Noteholders. At such times as required by Applicable Law, the Issuer shall furnish to each Person that at any time during such calendar year was a Noteholder, a statement (such statement to be in the form of an IRS Form 1099, IRS Form 1042- S or any other means required by Applicable Law) prepared by the Issuer and containing the original issue discount paid with respect to the Notes for such calendar year or, in the event such Person was a Noteholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Issuer and that a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income tax returns or other tax returns.

Section 15.2 Withholding. Each Noteholder shall deliver to the Issuer and the Collateral Agent (1) a properly completed IRS Form W-9 or W-8ECI, (2) a properly completed IRS Form W-8BEN or W-8BEN-E establishing an exemption from U.S. federal withholding tax pursuant to the “interest” article of an income tax treaty to which the United States is a party, (3) a properly completed IRS Form W-8BEN or W-8BEN-E together with a certificate substantially in the form of Exhibit F-1, or (4) a properly completed IRS Form W-8IMY together with the documentation described in (1), (2) or (3) for each beneficial owner (it being understood that the Noteholder may provide a certificate substantially in the form of Exhibit F-2 on behalf of each such beneficial owner). Unless otherwise required by Applicable Law, the Issuer shall treat, and shall direct Collateral Agent to treat, all interest (including PIK Amounts) paid on the Notes as eligible for the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of “portfolio interest” and, provided that a Noteholder has satisfied the certification requirements set forth in the foregoing sentence of this Section 15.2, the Issuer shall make, and shall direct the Collateral Agent to make, all payments (including interest and capitalized interest) to such Noteholder without deduction or withholding for any Taxes. If the Issuer or the Collateral Agent is required to deduct or withhold any Taxes from any such payment (including interest and capitalized interest) on the Notes to a Noteholder under Applicable Law, the Issuer shall: (a) be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Tax authority in accordance with Applicable Law (provided, however, that the Collateral Agent may take the actions set forth in this subclause (a) if the Collateral Agent is required by law to do so and the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Issuer has failed to do so) and (b) increase the sum payable by the Issuer as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 15.2) the applicable Noteholder receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of Indemnified Taxes. The Issuer shall provide proof to the Collateral Agent and the Noteholders of any amounts withheld and remitted to any Governmental Authority after such withholding has taken place. The Issuer shall indemnify such Noteholder and the Collateral Agent, as applicable, within ten (10) days demand therefor for the full amount of any Indemnified Taxes that are payable or paid by such Noteholder or the Collateral Agent, as applicable, or required to be withheld or deducted from a payment to such Noteholder, with respect to amounts (including PIK Amounts) paid or payable on a Note, and shall indemnify the Collateral Agent for any Taxes that are payable or paid by the Collateral Agent in connection with its performance as Collateral Agent under this Agreement, in each case including any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to the Issuer by a Noteholder or the Collateral Agent, as applicable, shall be conclusive absent manifest error.

Section 15.3 Determinations and Responsibilities. Consistent with this Article 15, the Issuer shall be the party responsible for determining and complying with the requirements of the Internal Revenue Service and applicable state and local tax laws with respect to reporting and withholding on the Noteholder, subject to the Issuer’s covenant in Section 15.2 to treat all interest (including PIK Amounts) paid on the Notes as eligible for the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of “portfolio interest”. In furtherance of the foregoing, the Issuer shall inform the Collateral Agent with respect to any and all tax withholding undertaken by the Issuer in connection with amounts held in the Collection Account and the Issuer shall timely and properly file all information returns required to be filed in respect of payments made on the Notes (including, but not limited to, IRS Form 1099 and IRS Form 1042, as applicable). The Note Parties, the Purchasers and each Person who is from time to time a Noteholder shall treat the Notes as securities for all purposes, including securities laws and U.S. federal income tax purposes.

Section 15.4 Survival. The obligations of the Issuer under this Article XV will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Operative Documents and the termination of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

ARTICLE XVI

THE GUARANTEE

Section 16.1 The Guarantee. Each Guarantor hereby absolutely, unconditionally, and irrevocably guarantees:

(a) the due and prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the obligations of the Issuer from time to time in respect of the Contingent Make-Whole Payment, the Put Price of any Put Notes, any Default Amount, the Expenses and Indemnities when and as due, whether at maturity, by acceleration, upon one or more dates set for payment or otherwise;

(b) the due and prompt payment in full when due of the Redemption Price upon the exercise by the Issuer of its rights under Section 8.3;

(c) the due and prompt payment and performance in full of the obligations of the other Note Parties’ relating to, arising from or caused by, or an account of (X) a breach by such other Note Party of any Operative Document (but only if any of those Specified Event(s) of Default set forth in Section 10.1(a), 10.1(b), 10.1(c), 10.1(d) or 10.1(g) occurs with respect to such matters), (Y) any diversion or application of Counterparty Payments in violation of the Operative Documents or the incurrence or existence of any Liens (other than Permitted Encumbrances) on the Collateral, and (Z) any willful misconduct or fraudulent conduct in the issuance and sale of the Notes (all such obligations in clauses (a) through (c), whether now or hereafter existing, being referred to as the “Guaranteed Obligations”);

provided that upon (A) a Change of Control, (B) the conveyance by the Issuer of any Collateral (other than the grant of any Permitted Encumbrance under clause (vi) of the definition thereof), (C) the encumbrance by the Issuer of any Collateral in violation of the terms of this Agreement, (D) a Voluntary Bankruptcy or Involuntary Bankruptcy of the Parent or the Issuer (except to the extent arising out of a failure to pay any Limited Recourse Obligations on the Final Legal Maturity Date), (E) any Note Party contests or opposes any motion by Collateral Agent or the Noteholders for bankruptcy stay or other relief, (F) the occurrence and during the continuance of any of those Specified Event(s) of Default set forth in Section 10.1(a), 10.1(c), 10.1(d), 10.1(e) or 10.1(g), or (G) any Note Party initiates action to contest Collateral Agent’s or the Noteholders’ exercise of remedies after the occurrence and during the continuance of a Specified Event of Default, the Guaranteed Obligations of each Guarantor shall include all of the Obligations of the Issuer and the other Note Parties (other than the obligations of such other Note Parties under this Article XVI).

Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Note Party to the Collateral Agent or any Noteholder under or in respect of the Operative Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Note Party.

Section 16.2 Obligations Unconditional. The obligations of the Guarantors under Section 16.1 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Issuer and the other Note Parties under this Agreement (other than this Article XVI) and the other Operative Documents or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations or the Obligations, and,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 16.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, the Collateral Agent for the benefit of the Noteholders as security for any of the Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Collateral Agent or any Noteholder exhaust any right, power or remedy or proceed against the Issuer or any other Note Party under the Operative Documents or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 16.3 Reinstatement. The obligations of the Guarantors under this Article XVI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Issuer or any Note Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Collateral Agent and the Noteholders on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Collateral Agent and the Noteholders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law (collectively, “Expenses”).

Section 16.4 Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Obligations (other than inchoate Indemnification Obligations) and the expiration and termination of the commitment of the Purchasers under this

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Agreement to purchase Additional Notes they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 16.1, whether by subrogation or otherwise, against the Issuer, any Note Party or any other guarantor of any of the Obligations or any security for any of the Obligations.

Section 16.5 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and the Collateral Agent and the Noteholders, on the other hand, the Obligations of the Issuer under the Operative Documents may be declared to be forthwith due and payable as provided in Article XI (and shall be deemed to have become automatically due and payable in the circumstances provided in Article XI) for purposes of Section 16.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and payable) as against the Issuer and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), to the extent such Obligations (whether or not due and payable by the Issuer) constitute Guaranteed Obligations, such Obligations shall forthwith become due and payable by the Guarantors for purposes of Section 16.1.

Section 16.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XV constitutes an instrument for the payment of money, and consents and agrees that the Collateral Agent and the Noteholders, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

Section 16.7 Continuing Guarantee. The guarantee in this Article XVI is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 16.8 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 16.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article XVI and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 16.8, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Issuer and the Guarantors under the Operative Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto at the Closing, as of the date of the Closing, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

Section 16.9 General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 16.1 would otherwise, taking into account the provisions of Section 16.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 16.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Noteholders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 16.10 Release of Subsidiary Guarantors. A Subsidiary Guarantor shall automatically be released from its obligations under the Operative Documents upon the consummation of any transactions permitted under the Operative Documents as a result of which such Subsidiary Guarantor ceases to be a Subsidiary. In addition, upon the FDA Approval Date, each Subsidiary Guarantor shall be automatically released from its obligations under the Operative Documents.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted registered assignees and permitted registered transferees. So long as any of the Notes are outstanding, no Note Party may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Required Holders.

Section 17.2 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 17.3 Expenses. The Note Parties jointly and severally agree to pay or reimburse (i) the Collateral Agent, the Purchasers and the Noteholders for all of their reasonable out of pocket costs and expenses (including the reasonable fees and expenses of Cooley LLP, special counsel to the Collateral Agent and the Purchasers, and any sales, goods and services or other similar taxes applicable thereto, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Operative Documents and the purchase of the Original Notes (exclusive of post-closing costs), (y) post-closing costs (including fees, costs and expenses relating to the administration of the Collection Account and the other Collateral and the costs and expenses of the Collateral Agent incurred in connection with its rights and duties under the Operative Documents and the administration of the Notes and the Operative Documents) and costs relating to the purchase of the Additional Notes and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Operative Documents (whether or not consummated) and (ii) the Collateral Agent and the Noteholders for all of their out of pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default (collectively, “Expenses”); provided, however, that the Note Parties shall not be required to pay or reimburse any amounts pursuant to Section 17.3(i)(x) in excess of […***…]. The obligations of the Note Parties under this Section 17.3 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Operative Documents and the termination of this Agreement.

Section 17.4 Notices. All notices, claims and other communications hereunder shall be in writing and shall be made by hand delivery, by registered or certified mail (postage prepaid, return receipt requested), by facsimile or by overnight air courier service guaranteeing next day delivery:

(i) if to the Collateral Agent, to the Collateral Agent, c/o Oberland Capital,                                              , to the attention of                                              , facsimile number                                     , or at such other address or facsimile number the Collateral Agent shall have specified to the Issuer and the Noteholders in writing,

(ii) if to any Purchaser or its nominee, to such Purchaser or nominee at the address or facsimile number specified for such notices and communications in Schedule 1 or in the applicable Purchaser’s Purchaser Addendum, or at such other address or facsimile number as such Purchaser or nominee shall have specified to the Issuer and the Collateral Agent in writing;

(iii) if to any other Noteholder, to such Noteholder at such address or facsimile number as such other Noteholder shall have specified to the Issuer and the Collateral Agent in writing; or

(iv) if to the Issuer or any other Note Party, to Antigenics LLC, 3 Forbes Road, Lexington, MA 02421, to the attention of the Chief Financial Officer, facsimile number                              or at such other address or facsimile number as the Issuer shall have

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

specified to the Collateral Agent and each Noteholder in writing, with a copy to (which shall not constitute notice) the attention of each of (a) Antigenics LLC, 3 Forbes Road, Lexington, MA 02421, to the attention of the Legal Department, facsimile number (781) 674-4200 and (b) Arthur McGivern at Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109, facsimile number (617) 523-1231.

All such notices, claims and other communications shall be deemed to have been duly given: (a) at the time delivered by hand, if made by hand delivery; (b) three Business Days after deposit into the mails, if made by registered or certified mail (postage prepaid, return receipt requested); (c) when receipt is confirmed, if made by facsimile; and (d) the next Business Day after timely delivery to the courier, if made by overnight air courier service guaranteeing next day delivery.

Section 17.5 Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes and, the purchase or transfer by any Noteholder of any Note or portion thereof and the payment of any Note, and may be relied upon by any subsequent Noteholder. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer pursuant to this Agreement shall be deemed representations and warranties of the Issuer under this Agreement, including for purposes of their survival. Subject to the preceding sentence, this Agreement, the other Operative Documents and the Excluded Subsidiary Description embody the entire agreement and understanding between each Noteholder and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Applicable Law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17.7 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. For the avoidance of doubt, all Schedules, Annexes and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 17.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 17.9 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of the State of New York that would permit the application of the laws of a jurisdiction other than the State of New York.

Section 17.10 Jurisdiction and Process; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the other Operative Documents. To the fullest extent permitted by Applicable Law, each of the parties hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the parties hereto consents to process being served by or on behalf of any Noteholder in any suit, action or proceeding of the nature referred to in Section 17.10 (a) by mailing a copy thereof to it at its address as specified in Section 17.4. Each of the parties hereto agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by Applicable Law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 17.10 shall affect the right of any party hereto to serve process in any manner permitted by Applicable Law or limit any right that any party may have to bring proceedings against the other party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER OPERATIVE DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 17.11 Confidentiality. Except as otherwise required by Applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over the Issuer or in connection with the enforcement of any Operative Document or as otherwise set forth in this Section 17.11, the Issuer will, and will cause each of its Affiliates, directors, officers, employees, agents, representatives and similarly situated persons who receive such information (collectively, its

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

“Representatives”) to, treat and hold as confidential and not disclose to any Person any and all confidential information furnished to it by any Noteholder, including the information in Schedule 1 and the identity of any shareholders, members, directors or Affiliates of the Noteholders, and to use any such confidential information only in connection with this Agreement and any other Operative Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Issuer and its Representatives may disclose such information solely on a need-to-know basis and solely to its or their respective Representatives, members, managers, brokers, advisors, lawyers, bankers, trustees, current and potential investors, current and potential co-investors, insurers, insurance brokers, current and potential lenders, current and potential underwriters and current and potential financing parties; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such confidential information confidential pursuant to obligations of confidentiality no less onerous than those set forth herein. In addition, except as required by Applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) and except as otherwise set forth in this Section 17.11, neither the Issuer nor any of its Affiliates shall disclose to any Person, or use or include in any public announcement or any public filing, the identity of any shareholders, members, directors or Affiliates of the Purchasers, without the prior written consent of such shareholder, member, director or Affiliate.

Section 17.12 Tax Disclosure. Notwithstanding anything expressed or implied to the contrary herein, the Purchaser and its respective employees, representatives and agents may disclose to any and all Persons, without limitation of any kind, the Tax treatment and the Tax structure of the transactions contemplated by this Agreement and the agreements and instruments referred to herein and all materials of any kind that are provided to the Purchaser relating to such Tax treatment and Tax structure; provided, however, that neither the Purchaser nor any employee, representative or other agent thereof shall disclose any other information that is not relevant to understanding the Tax treatment and Tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any Applicable Law relating to federal or state securities matters. For these purposes, the Tax treatment of the transactions contemplated by this Agreement and the agreements and instruments referred to herein shall mean the purported or claimed U.S. federal or state Tax treatment of such transactions. Moreover, the Tax structure of the transactions contemplated by this Agreement and the agreements and instruments referred to herein includes any fact that may be relevant to understanding the purported or claimed U.S. federal or state Tax treatment of such transactions.

Section 17.13 Indemnification. From and at all times after the date of this Agreement, and in addition to all of the Collateral Agent’s and the Noteholders’ other rights and remedies against the Note Parties, the Note Parties agree to indemnify, defend and hold harmless, on a joint and several basis, the Collateral Agent, the Purchasers, the Noteholders and their respective Affiliates from and against all damages, losses and out-of-pocket costs and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and expenses, court costs and fees,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

and consultant and expert witness fees and expenses, but limited in the case of attorney’s fees and expenses to the reasonable and documented out of pocket fees, disbursements and other charges of one counsel to the indemnified parties, taken as a whole and if reasonably necessary, one local counsel in each appropriate jurisdiction (and, in the case of a conflict of interest, where the indemnitee affected by such conflict notifies the Issuer of the existence of such conflict and thereafter retains its own counsel, one additional separate counsel for all similarly affected indemnitees) (collectively “Costs”)) arising in any manner, directly or indirectly, out of or by reason of (i) the other Operative Documents, or any transaction contemplated herein or therein, whether or not any party protected under this Section 17.13 is a party to, or target of, any Proceeding in question (provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such indemnified party (as finally determined by a court of competent jurisdiction), material breach by any Purchaser of its obligations under this Agreement, including any failure by a Purchaser to purchase the Notes as required hereunder, or disputes that are solely among Noteholders, the Purchasers or among the Collateral Agent and the Noteholders), (ii) any breach of any of the covenants, warranties or representations of any Note Party hereunder or under any other Operative Document, (iii) any Lien or charge upon amounts payable hereunder by any Note Party to the Purchasers or any taxes, assessments, impositions and other charges in respect of the Collateral, (iv) any violation or alleged violation of any Environmental Law, federal or state securities law, common law, equitable requirement or other legal requirement by any Note Party or with respect to any property owned, leased or operated by any Note Party (in the past, currently or in the future) to the extent that a Note Party is held responsible for such violation or alleged violation, (v) any presence, generation, treatment, storage, disposal, transport, movement, release, suspected release or threatened release of any Hazardous Material on, in, to or from any property (or any part thereof including the soil and groundwater thereon and thereunder) owned, leased or operated by any Note Party (in the past, currently or in the future) and for which any Note Party is held responsible, or (vi) any and all claims (whether valid or not), actions, suits, inquiries, investigations and administrative proceedings (collectively, “Proceedings”) relating to the foregoing. All Costs shall be additional Obligations under this Agreement, shall be payable on demand to the party to be indemnified and shall be secured by the Lien of the Pledge Agreement. Without limiting the foregoing, the Note Parties shall be obligated to pay, jointly and severally, on demand, the costs of any investigation, monitoring, assessment, enforcement, removal, remediation, restoration or other response or corrective action of Hazardous Materials undertaken by the Collateral Agent or the Noteholders or any other indemnified party, or their respective agents, with respect to any property owned, leased or operated by any Note Party. The obligations of the Note Parties under this Section 17.13 shall not be limited to any extent by payment of the Obligations and termination of this Agreement and shall remain in full force and effect until expressly terminated by the Purchasers in writing. This Section 17.13 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

{SIGNATURE PAGES FOLLOW}

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ISSUER:	ANTIGENICS LLC

	By:	/s/ C. Evan Ballantyne
	Name:	C. Evan Ballantyne
	Title:	Treasurer

GUARANTOR:	AGENUS INC.

	By:	/s/ C. Evan Ballantyne
	Name:	C. Evan Ballantyne
	Title:	Chief Financial Officer

GUARANTOR:	ARONEX PHARMACEUTICALS, INC.

	By:	/s/ Karen H. Valentine
	Name:	Karen H. Valentine
	Title:	Secretary

COLLATERAL AGENT	OBERLAND CAPITAL SA ZERMATT LLC

	By:	/s/ David Dubinsky
	Name:	David Dubinsky
	Title:	Authorized Signatory

[Signature page to Note Purchase Agreement]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Agreement to be duly executed and delivered as of the day and year first above written.

PURCHASER	THREE PEAKS CAPITAL S.A.R.L.

	By:	/s/ David Dubinsky
	Name:	David Dubinsky
	Title:	Manager

[Signature page to Note Purchase Agreement]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Schedule 1

Purchaser	Original Notes	Additional Notes
Three Peaks Capital S.a.r.l.	$60,869,565.53	$9,130,434.48

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

EXECUTION VERSION

ANNEX A

RULES OF CONSTRUCTION AND DEFINED TERMS

Unless otherwise stated or the context otherwise requires, in this Annex A and the Operative Documents:

(a)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(b)	The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(c)	References to an agreement or other document include references to such agreement or document as amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof and include any Annexes, Exhibits and Schedules attached thereto, and the provisions thereof apply to successive events and transactions.

(d)	References to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

(e)	References to any Person shall be construed to include such Person’s successors and permitted assigns.

(f)	The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(g)	The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Agreement shall refer to this Annex A or such Agreement as a whole and not to any particular provision hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Operative Document unless otherwise specified.

(h)	References to the Notes include the terms and conditions in the relevant Operative Document applicable to the Notes, and any reference to any amount of money due or payable by reference to the Notes shall include any sum covenanted to be paid by any Note Party under the relevant Operative Document in respect of the Notes.

(i)	All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the UCC to the extent such terms are defined therein.

(j)

References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Operative Document.

“Account Control Agreement” means (i) any account control agreement in favor of the Collateral Agent with respect to a Pledged Account, and (ii) any escrow agreement between the Issuer, the Collateral Agent and any escrow agent satisfactory to the Collateral Agent in respect of a Pledged Account, in each case in form and substance satisfactory to the Collateral Agent.

“Additional Closing” means the sale and purchase of the Additional Notes on the Additional Closing Date.

“Additional Closing Date” means the date on which the conditions set forth in Section 6.2 of the Agreement are satisfied and the Notes are issued, which date shall be no later than fifteen days of the FDA Approval Date.

“Additional Notes” has the meaning set forth in Section 3.2(a) of the Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or manager of such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Aggregate Accrual” has the meaning set forth in Section 8.5(b) of the Agreement.

“Agreement” means this Note Purchase Agreement.

“AHYDO Payment” has the meaning set forth in Section 8.5(b) of the Agreement.

“Applicable Agreements” means, collectively, the License Agreement, Manufacturing Agreement and Negotiation Agreement.

“Applicable Agreement Parties” means, collectively, the Issuer and the Parent.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Applicable Patent Rights” has the meaning set forth in Section 5.19 of the Agreement.

“Assignment and Assumption Agreement” means that Assignment and Assumption Agreement, dated as of September 3, 2015, between the Issuer and the Parent.

“Available Collections Amount” means, for any Payment Date, the amount on deposit in the Collection Account as of the Relevant Calculation Date for such Payment Date.

“Audit and Report Rights” means (a) all of the Issuer’s rights to receive the reports produced by Counterparty in respect of sales of the Products pursuant to Section 4.2 of the License Agreement and Section 6.2 of the Manufacturing Agreement, and (b) all of the Issuer’s rights to audit records of the Counterparty in respect of such sales pursuant to Section 4.5 of the License Agreement and Section 6.5 of the Manufacturing Agreement with respect to periods commencing on or after the date hereof,

“Audit Report” has the meaning set forth in Section 9.4(a) of the Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

“Calculation Date” means, for any Payment Date, the third Business Day immediately preceding such Payment Date.

“Change of Control” means the occurrence of any of the following events: (a) the sale, assignment, conveyance, transfer, license, lease or other disposition of (whether in one transaction or a series of transactions) all or substantially all the assets of the Parent and its Subsidiaries, determined on a consolidated basis, taken as a whole, or any of the Collateral or the Applicable Agreements; (b) the Parent becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Securities of the Parent; (c) the Parent shall cease to own, directly or indirectly, all of the outstanding Capital Securities of the Issuer; or (d) the dividend or other distribution by the Parent or any Subsidiary (other than a dividend or other distribution by any Subsidiary, other than the Issuer, of assets to the Parent) in one or more transactions of assets collectively having a fair market value equal to or greater than 50% of the fair market value of the consolidated assets of the Parent and its Subsidiaries or otherwise constituting a majority of the consolidated assets of the Parent and its Subsidiaries.

“Closing” has the meaning set forth in Section 3.3 of the Agreement.

“Closing Date” means the Initial Closing Date and the Additional Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Collateral” means (a) the Royalties, all Accounts and Payment Intangibles relating thereto, and all rights of the Issuer under the Applicable Agreements or otherwise in respect of, or arising under, the Royalties (including any enforcement rights under the Counterparty License Agreement in respect thereof), (b) Audit and Report Rights, (c) all Pledged Accounts, (d) all rights and remedies of the Issuer pursuant to the Ingalls Termination Agreement arising in respect of the Royalties or the failure to convey to the Issuer the Assigned Interests (as defined therein) consisting of Royalties; (e) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents or instruments evidencing or pertaining to any of the foregoing property of the Issuer, (f) all books and records that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection or realization thereof, and (g) all proceeds and products of any of the foregoing property.

“Collateral Agent” has the meaning set forth in Article I of the Agreement.

“Collection Account” means a separate bank account of the Issuer into which all (and only) Counterparty Payments will be deposited.

“Collection Account Bank” means Bank of New York Mellon or such other bank at which the Collection Account is maintained.

“Collection Account Calculation Report” has the meaning set forth in Section 7.2(a) of the Agreement.

“Collections” means, without duplication, (a) Royalties, (b) any net investment income on amounts on deposit in the Collection Account and (c) any other amounts deposited in the Collection Account.

“Combination Vaccine” has the meaning set forth in the License Agreement.

“Contingent Make-Whole Payment” means an amount equal to the sum of (i) initial principal amount of the Notes issued under the Agreement and (ii) any unreimbursed Expenses and Indemnities, less an amount equal to the aggregate amount of Note Payments made to the Noteholders pursuant to the terms of the Notes and the initial principal amount of any Put Notes repaid pursuant to Section 8.4 (but, excluding any Note Payments made in respect of any interest, including any PIK Amounts, paid in respect of such Put Notes and any Default Amounts).

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Parent, are treated as a single employer under Section 414 of the Code.

“Cost” has the meaning set forth in Section 17.13 of the Agreement.

“Counterparty” means GSK and its successors and assigns under the Applicable Agreements.

“Counterparty License Agreements” means collectively, the License Agreement and the Manufacturing Agreement.

“Counterparty Payments” means all Royalties and other payments by the Counterparty to any Note Party pursuant to, or otherwise in respect of, the Applicable Agreements unless and until the Counterparty agrees in an instrument enforceable against it, in form and substance satisfactory to the Collateral Agent in its reasonable discretion, to separate the Royalties from all such other payments following which “Counterparty Payments” shall mean only the Royalties (provided that such instrument does not otherwise amend or change the Applicable Agreements, the Royalties or the amount, timing or duration thereof).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Default Amounts” means any additional interest payable in respect of the Notes or other Obligations as a result of the applications of the Default Rate pursuant to Section 8.2(c).

“Default Rate” has the meaning set forth in Section 8.2(c) of the Agreement.

“Dispute” or “Disputes” has the meaning set forth in Section 5.19 of the Agreement.

“Disclosure Letter” means that certain disclosure letter with respect to the representations and warranties of the Note Parties delivered by the Issuer to the Purchasers on or prior to the initial Closing.

“Dollar” or the sign “$” means lawful money of the United States.

“Domestic Subsidiaries” means any Subsidiary organized in a jurisdiction inside the United States.

“EMA” means the European Medicines Agency or any successor agency or authority thereto.

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, permit, license, approval, interpretation, order, guidance or other legal requirement (including any subsequent enactment, amendment or modification) relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“European Union” means the countries of the European Union, as the European Union is constituted as of the Closing Date and as it may be expanded from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excess Interest” has the meaning set forth in Section 8.2(b) of the Agreement.

“Excluded Subsidiaries” means any Subsidiary that (a) is formed for the purpose of developing, partnering, commercializing or monetizing Prophage and/or two additional assets disclosed in writing to the Collateral Agent prior to the Initial Closing Date (the “Excluded Subsidiary Description”), (b) holds no significant assets other than agreements and licenses, and the intellectual property, relating to Prophage and/or such other assets, cash and intercompany loans as are necessary and/or useful for activities permitted under the immediately following clause (c), and (c) engages in no business other than the development, partnering, commercialization or monetization of Prophage and/or such other assets.

“Expenses” has the meaning set forth in Section 16.3 of the Agreement.

“Event of Default” has the meaning set forth in Section 10.1 of the Agreement.

“Expired MTA and CMO Agreements” has the meaning set forth in Section 5.26(f) of the Agreement.

“FDA” means the United States Food and Drug Administration, and any successor agency thereto.

“FDA Approval Date” means the date of receipt of Marketing Authorization from the FDA for the use of the Shingles Product; provided such approval does not occur later than June 30, 2018.

“Field” means, for the Shingles Product, the treatment of shingles (herpes zoster), and for the Malaria Product, the treatment of malaria.

“Final Legal Maturity Date” means the earlier of (a) tenth anniversary of the first commercial sale of any of the Products, and (b) the fifteenth anniversary of the Initial Closing Date.

“Financial Statements” has the meaning set forth in Section 5.15 of the Agreement.

“First Commercial Sale” has the meaning set forth in the Manufacturing Agreement.

“Full Recourse Obligations” means (i) the obligations of the Note Parties from time to time in respect of the due and prompt payment of the Contingent Make-Whole Payment, the aggregate Put Price of any Put Notes, Default Amounts and any Expenses and Indemnities when and as due, whether at maturity, by acceleration, upon one or more dates set for payment or otherwise, (ii) the obligations of the Note Parties to pay the Redemption Price upon the exercise by the Issuer of its rights under Section 8.3, and (iii) the obligations of any Note Party relating to, arising from or caused by, or an account of (X) a breach by any Note Party of any Operative Document (but only if a Specified Event of Default set forth in Section 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(e) or 10.1(g) occurs with respect to such matters), (Y) any diversion or application of Counterparty Payments in violation of the Operative Documents or the incurrence or existence of any Liens (other than Permitted Encumbrances) on the Collateral, and (Z) any willful misconduct or fraudulent conduct in the issuance and sale of the Notes.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“GSK” means GlaxoSmithKline Biologicals SA, a Belgian company, and its Affiliates.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning set forth in Section 16.1 of the Agreement.

“Guarantees” means the guarantees provided by the Guarantors pursuant to Article XVI of the Agreement.

“Guarantors” means the Parent and each Subsidiary Guarantor.

“Hazardous Material” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance under any Environmental Law; (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) its presence requires investigation or remediation under an Environmental Law or common law; (iv) it constitutes a danger, nuisance, trespass or health or safety hazard to persons or property; or (v) it is or contains, without limiting the foregoing, petroleum hydrocarbons.

“Health Canada” means Health Canada, or any successor agency or authority thereto.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for advanced or borrowed money or credit extended; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business that are not more than 90 days past due); (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable and accrued expenses arising in the ordinary course of business and leases and licenses in the ordinary course of business; (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product; (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Securities of such Person; (i) all obligations of such Person under license or other agreements containing a guaranteed minimum payment or guaranteed minimum purchase by such Person, (j) all obligations under any Hedging Agreement currency swaps, forwards, futures or derivatives transactions, (k) all indebtedness referred to in clauses (a) through (j) above of other Persons guaranteed by such Person and (l) all indebtedness referred to in clauses (a) through (k) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indemnified Taxes” shall mean any Taxes imposed on or with respect to a Noteholder or required to be withheld or deducted from a payment to a Noteholder other than (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Noteholder being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are imposed as a result of a present or former connection between such Noteholder and the jurisdiction imposing such Tax (other than connections arising from such Noteholder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Operative Document, or sold or assigned an interest in any Note or Operative Document), (b) U.S. withholding Taxes imposed on amounts payable to a Noteholder pursuant to the law in effect on the date of the Initial Closing (other than as a result of a failure of the Notes as of the results of their terms to qualify for the portfolio interest exemption under the Code), (c) Taxes attributable to such Noteholder’s failure to comply with the certification requirements set forth in the first sentence of Section 15.2 of the Agreement, or (d) any U.S. federal withholding Taxes imposed under Sections 1471 through 1474 of the Code, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof or any agreements entered into pursuant to Section 1471(b)(1) of the Code. For the avoidance of doubt, Indemnified Taxes will include any U.S. federal income Taxes required by law to be withheld with respect to payments on the Notes by any applicable withholding agent as a result of the Notes failing to qualify for the portfolio interest exemption under the Code other than solely as a result of the application of Section 871(h)(3) or

Section 881(c)(3) or the failure of a Noteholder to comply with the certification requirements set forth in the first sentence of Section 15.2 of the Agreement.

“Indemnities” means, collectively, those indemnity obligations of the Note Parties listed in Section 17.13 of the Agreement, the obligations of the Note Parties under Section 15.2 of the Agreement and the obligations of the Pledgor (as defined in the Pledge Agreement) under Section 5.02 of the Pledge Agreement.

“Ingalls” means Ingalls & Snyder Value Partners, L.P.

“Ingalls Agreements” means the Revenue Interests Assignment Agreement.

“Ingalls Termination Agreement” has the meaning given to such term in Section 6.1(c).

“Initial Closing” means the sale and purchase of the Original Notes on the Initial Closing Date.

“Initial Closing Date” means the date on which the conditions set forth in Sections 6.1 and 6.2 of the Agreement are satisfied and the Notes are issued, which date shall be September 8, 2015.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the regulations thereunder.

“Institutional Accredited Investor” means an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a QIB.

“Involuntary Bankruptcy” means, with respect to any Note Party, without the consent or acquiescence of such Note Party, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against such Note Party, or, without the consent or acquiescence of such Note Party, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Note Party or of all or any substantial part of the property of such Note Party, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 30 calendar days from entry thereof.

“IRS” means the U.S. Internal Revenue Service.

“Issuer” has the meaning set forth in the first sentence of the Agreement.

“Knowledge” means, with respect to the Note Parties, (a) for the purposes of Article V, the actual knowledge, as of the date of the Agreement, of any of the officers of the Note Parties identified on Schedule 1.1, and (b) for all other purposes of the Agreement, the actual knowledge, as of a specified time, of any of the officers of the Note Parties identified on Schedule 1.1 or any successor to any such officer holding the same or substantially similar officer position at such time, in each case (except as expressly stated to the contrary in Section

5.27(g)) together with the knowledge that each such officer would have reasonably obtained after making a commercially responsible and diligent investigation, inquiry and/or inspection with respect to the particular matter in question.

“License Agreement” means that certain License Agreement, effective as of July 6, 2006, by and between the Issuer and Counterparty, as amended by the Negotiation Agreement and as such agreement may be further amended.

“Licensed Patent Rights” has the meaning set forth in the License Agreement.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale, any sale with recourse against any Person or any agreement to give any security interest.

“Limited Recourse Obligations” means the Obligations other than Full Recourse Obligations.

“MAA” means any application for regulatory approval submitted to the EMA pursuant to the centralized approval procedure to obtain approval for the marketing of any Product in the European Union, or any successor application or procedure required to sell such Product in the European Union.

“Major Market Country” has the meaning set forth in the Manufacturing Agreement.

“Malaria Products” means (a) the vaccine, currently designated as Mosquirix (RTS,S), that is currently being developed by Counterparty for malaria, including such vaccine as it may be modified or improved and any Combination Vaccine that includes such vaccine (including as it may be modified or improved) and (b) any other QS-21 Vaccine for malaria, including as any such other QS-21 Vaccine may be modified or improved and any Combination Vaccine that includes such other QS-21 Vaccine (including as such other QS-21 Vaccine may be modified or improved).

“Manufacturing Agreement” means that certain Amended and Restated Manufacturing Technology Transfer and Supply Agreement, effective as of January 16, 2009, by and between the Issuer and Counterparty, as amended by the Negotiation Agreement and as such agreement may be further amended.

“Marketing Authorization” means, with respect to any Product, the approval of any Regulatory Authority that is required by Applicable Law to sell such Product for use in its respective Field in a given country or region. For purposes of clarity: “Marketing Authorization” in the United States means final approval of a Biologics License Application permitting marketing of such Product in interstate commerce in the United States.

“Material Adverse Effect” means any event, circumstance or change that would reasonably be expected to result, individually or in the aggregate, (a) in a material adverse effect on (i) the right or ability of any Note Party to perform its obligations under any of the Operative

Documents or to consummate the transactions hereunder or thereunder, (ii) the legality, validity or enforceability of any of the Operative Documents or the Applicable Agreements, (iii) the rights or remedies of the Collateral Agent and the Noteholders under any of the Operative Documents, (iv) the assets, liabilities or financial condition of the Issuer or of the Parent and its Subsidiaries, taken as a whole or (v) the rights or remedies of Note Parties under any of the Applicable Agreements, or (b) in an adverse effect (other than any de minimis effect) on the timing, amount or duration of the Royalties or the right of the Noteholders to receive payments on the Notes in respect of the Royalties in accordance with the Operative Documents.

“Material Contract” means (a) the Applicable Agreements, (b) the contracts, agreements and instruments listed on Schedule 5.18 of the Disclosure Letter, and (c) any contract or agreement entered into by the Parent (or any Affiliate of the Parent) that is filed or required to be filed by the Parent with the SEC under Item 601(b)(10) of Regulation S-K of the SEC.

“Maximum Accrual” has the meaning set forth in Section 8.5(b) of the Agreement.

“MHLW” means the Japanese Ministry of Health, Labour and Welfare.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Negotiation Agreement” means that certain First Right to Negotiate and Amendment Agreement, effective as of March 2, 2012, by and between the Parent, the Issuer and Counterparty, as such agreement may be amended.

“Net Sales” has the meaning set forth in the Manufacturing Agreement.

“Noteholder” means any Person in whose name a Note is registered from time to time in the register maintained by the Issuer pursuant to Section 12.1 of the Agreement.

“Noteholder Payment” has the meaning set forth in Section 7.2 of the Agreement.

“Note Parties” has the meaning set forth in the first paragraph of the Agreement.

“Note Payments” has the meaning set forth in Section 7.2 of the Agreement.

“Notes” has the meaning set forth in Article I of the Agreement.

“Obligations” means, (i) obligations of the Note Parties from time to time arising under the Operative Documents or otherwise with respect to the due and prompt payment of (A) the principal (including PIK Amounts) of and premium, if any (including Redemption Premium), Put Price, Contingent Make-Whole Payment, Default Amounts and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Postpetition Interest”)) on, or in respect of, the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for payment or otherwise, and (B) all other monetary obligations, including fees, Expenses, Indemnities, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Note Parties under or in respect of any Operative Document, (ii) the due and prompt performance of all other covenants, duties, debts, obligations and liabilities of any kind of the Note Parties, individually or collectively, under or in respect of the Operative Documents or any other document made, delivered or given in connection with any of the Operative Documents, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise, and (iii) the payment and performance of all the obligations of the Note Parties in respect of any amendment, modification, extension, renewal or refinancing of the Notes or any Operative Document. For the avoidance of doubt, Obligations shall include all Full Recourse Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor thereto.

“Operative Documents” means the Notes, the Pledge Agreement, each Account Control Agreement, each Purchaser Addendum, the Agreement (including the Disclosure Letter) and any other agreements or instruments delivered pursuant to the Pledge Agreement.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Notes” has the meaning set forth in Article I of the Agreement.

“Parent” means Agenus Inc., a Delaware corporation.

“Payment Date” has the meaning set forth in Section 8.5(b) of the Agreement.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) and any successor statute.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

“Payment Instructions” means the notice from Issuer to Counterparty directing Counterparty to pay any Counterparty Payments to the Collection Account in substantially the form set forth in Exhibit D.

“Permitted Encumbrances” means (i) any Lien created in favor of the Secured Party (as defined in the Pledge Agreement) or otherwise arising under the Operative Documents, (ii) any Lien for Taxes, assessments and governmental charges or levies not yet due and payable or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the relevant Person, (iii) banker’s liens, rights of set-off and similar rights and remedies of the Collection Account Bank in respect of the Collection Account, (iv) Liens of a collection bank arising under Section 4-208 of the UCC (or other Applicable Law) on the items in the course of collection, and (vi) Liens on Audit and Report Rights granted pursuant to a Permitted Royalty Financing.

“Permitted Liens” means:

(a) Liens in favor of financial institutions arising in connection with any Note Party’s deposit accounts held at such institutions to secure standard fees for deposit services charged by such institutions;

(b) Carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, suppliers’, utilities or other like Liens arising in the ordinary course of business;

(c) Pledges or deposits in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(d) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Easements, rights of way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(f) Liens affecting the interest of landlords and licensors (any underlying landlords and licensors) of any real property leased, licensed or occupied by any Note Party;

(g) Leases, subleases, licenses, sublicenses or other similar use and occupancy agreements granted to other Persons and not interfering in any material respect with the business of the Note Parties, taken as a whole;

(h) The title and interests of a lessor or sublessor in and to personal property leased or subleased, in each case, extending only to such personal property;

(i) Liens on premium refunds and insurance proceeds granted in favor of insurance companies (or their financing affiliates) solely in connection with the financing of insurance premiums;

(j) Non-exclusive licenses of intellectual property rights in the ordinary course of business;

(k) Precautionary financing statements filed in connection with operating leases by this lessors; and

(l) Rights of set-off from customer or subcontract agreements entered into in the ordinary course of business providing for indemnification or similar obligations and form bonds, surety or other guarantees or letters of credit securing performance, by any Note Party pursuant to such agreements, so long as any such Lien attaches only to the specific bonded contract, accounts receivable pursuant to such contract and the proceeds thereof, and assets used in connection therewith.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Permitted Royalty Financing” means any sale or financing by a Note Party (whether by virtue of sale of receivables, incurrence of secured Indebtedness or otherwise) of any rights to payment under the Applicable Agreements (other than the Royalties) so long as (a) such sale or financing subjects no portion of the Collateral or other assets of the Issuer to any Lien, other than a Lien on Audit and Report Rights, (b) the purchasers or financing sources (or their representatives) have entered into an intercreditor or other agreement, in each case in form and substance reasonably satisfactory to the Collateral Agent (which intercreditor or other agreement shall provide for the priority of the Liens on the Collateral under the Operative Documents but shall allow such purchasers or financing sources (or their representatives) access to the Audit and Report Rights so long as such access is not materially detrimental to the Noteholders and the rights and remedies of the Collateral Agent and the Noteholders), and (c) such sale or financing could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

“PIK Amounts” has the meaning set forth in Section 8.2(b) of the Agreement.

“Plan” means, at any time, an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Pledge Agreement” has the meaning set forth in Article I of the Agreement.

“Pledged Accounts” means (a) the Collection Account and each other deposit, securities, custody or other account established pursuant to Section 2.04 of the Pledge Agreement, (b) each deposit, securities, custody or other account (whether, in any case, time or demand or interest or non-interest bearing and whether maintained at a branch or office located within or without the United States) that is a successor to the Collection Account or any such other account, (c) all amounts from time to time credited to a Pledged Account, (d) all cash, financial assets, investment property, instruments, documents, chattel paper, general intangibles, accounts and other property (i) from time to time credited to a Pledged Account or (ii) representing investments and reinvestments of amounts from time to time credited to a Pledged Account, and (e) (i) dividends (whether or not payable in cash), interest, principal payments and other distributions (including cash and securities payable in connection with calls, conversions, redemptions and the like), on, and all rights, contractual and otherwise (whether such dividends, interest, principal payments and other distributions and rights constitute accounts, contract rights, investment property or general intangibles), arising under or connected with, and (ii) proceeds (including cash and securities receivable in connection with tender and other offers) of, a Pledged Account.

“Premises” has the meaning set forth in Section 6.24 of the Agreement.

“Price” has the meaning set forth in Section 3.1 of the Agreement.

“Proceedings” has the meaning set forth in Section 17.13 of the Agreement

“Product” means any Shingles Product or Malaria Product, individually, and “Products” means the Shingles Products and the Malaria Products, collectively.

“Proprietary Rights” means all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes controlled by the Issuer that are necessary or useful to the development, manufacture or commercialization of any Product.

“Purchaser” has the meaning set forth in Article I of the Agreement.

“Purchaser Addendum” means a purchaser addendum substantially in the form set forth as Exhibit A to the Agreement or such other form as acceptable to the Collateral Agent, pursuant to which a Purchaser agrees to become a Purchaser under the Agreement.

“Put Notes” means any Notes required to be repurchased by the Issuer pursuant to Section 8.4.

“Put Price” has the meaning set forth in Section 8.4 of the Agreement.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

“QS-21” has the meaning set forth in the Manufacturing Agreement.

“QS-21 Vaccine” has the meaning set forth in the Manufacturing Agreement.

“Redemption Premium” means, with respect to any Notes subject to redemption pursuant to Section 8.3 or repayment upon acceleration pursuant to Section 11.1 prior to the Final Legal

Maturity Date, an amount equal to (i) an amount that would yield an internal rate of return equal to the IRR Target Percentage (calculated utilizing the XIRR function in Microsoft Excel) on the aggregate purchase price of the Notes immediately prior to such redemption or repayment, calculated from the Initial Closing Date or the Additional Closing Date, as applicable, minus (ii) the sum of all payments in respect of such Notes (excluding any Default Amounts, Expenses and Indemnities), including any payment of the Put Price, on or prior to the date of such redemption or acceleration. For purposes hereof, the IRR Target Percentage shall be:

(A) for a redemption or repayment made within 24 months of the Initial Closing Date, 20%;

(B) for a redemption or repayment made after 24 months but within 48 months of the Initial Closing Date, 17.5%; and

(C) for a redemption or repayment made more than 48 months after the Initial Closing Date, 15.0%.

“Redemption Price” has the meaning set forth in Section 8.3.

“Regulatory Authority” means any national, international, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing, pricing, sale or reimbursement of any Product, including the FDA, the EMA, Health Canada and the MHLW.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Calculation Date” has the meaning set forth in Section 7.2(a) of the Agreement.

“Representatives” has the meaning set forth in Section 17.11 of the Agreement.

“Required Holders” means, at any time, the Noteholders of a majority of the outstanding aggregate face amount of all Notes (exclusive of Notes then owned by the Issuer or any of its Affiliates, unless the Issuer or such Affiliates own 100% of the aggregate face amount of all Notes then outstanding).

“Responsible Officer” means any authorized officer of the Issuer with respect to the Operative Documents.

“Revenue Interests Assignment Agreement” means that certain Revenue Interests Assignment Agreement, dated as of April 15, 2013, among the Parent, the Issuer, Ingalls and Arthur Koenig as amended by the Assignment of Interests, dated as of April 15, 2013, among the Parent, the Issuer, Ingalls and Arthur Koenig.

“Royalty” or “Royalties” means, without duplication, one hundred percent (100%) of (a) all royalties paid, owed, accrued or otherwise payable by Counterparty under Section 3.2 of the License Agreement with respect to Net Sales of any Product, (b) all royalties paid, owed, accrued or otherwise payable by Counterparty under Section 5.3 of the Manufacturing Agreement with respect to Net Sales of any Product, (c) all amounts paid, owed, accrued or otherwise payable by Counterparty under Section 4.3 of the License Agreement with respect to the royalties referenced in clause (a) above, (d) all amounts paid, owed, accrued or otherwise payable by Counterparty under Section 6.3 of the Manufacturing Agreement with respect to the royalties referenced in clause (b) above, (e) all amounts paid, owed, accrued or otherwise payable by Counterparty under Section 4.5 of the License Agreement with respect to the royalties referenced in clause (a) above, (f) all amounts paid, owed, accrued or otherwise payable by Counterparty under Section 6.5 of the Manufacturing Agreement with respect to the royalties referenced in clause (b) above, (g) all amounts equal to the royalty that would otherwise be payable pursuant to Section 3.2 of the License Agreement on all proceeds (including any damages, monetary awards or other amounts recovered, whether by judgment or settlement and treating such proceeds as Net Sales of a Product (provided, that, with respect to any Combination Vaccine, the portion of such proceeds treated as Net Sales shall be calculated on the same basis as Net Sales for such Combination Vaccine would be calculated under the License Agreement) for purposes of calculating such royalty) paid, owed, accrued or otherwise payable to the Issuer of any suit, proceeding or other legal action taken pursuant to Section 11.3 of the License Agreement in accordance with Section 11.5 of the License Agreement and arising from or related to infringement that results in reduced sales of any Product (other than amounts awarded to or recovered by the Issuer in connection with any judgment or settlement for reimbursement of the costs and expenses (including attorneys’ fees) of bringing such suit or proceeding or taking such other legal action or for other reimbursement of the costs and expenses (including attorneys’ fees), if any, of the Issuer related to the prosecution of any such suit, proceeding or other legal action), (h) all royalties paid, owed, accrued or otherwise payable by Counterparty under the last sentence of Section 8.4(c) of the Manufacturing Agreement with respect to Net Sales of any Product, (i) all interest paid, owed, accrued or otherwise payable by Counterparty under Section 4.6 of the License Agreement with respect to any of the foregoing amounts, (j) all interest paid, owed, accrued or otherwise payable by Counterparty under Section 6.6 of the Manufacturing Agreement with respect to any of the foregoing amounts and (k) all proceeds (including any damages, monetary awards or other amounts recovered, whether by judgment or settlement) paid, owed, accrued or otherwise payable with respect to any of the foregoing of any suit, proceeding or other legal action taken to enforce the right to receive any of the foregoing (other than amounts awarded or recovered in connection with any judgment or settlement for reimbursement of the costs and expenses (including attorneys’ fees) of the party bringing such suit or proceeding or taking such other legal action).

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (ii)(A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Parent with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, as well as the exhibits thereto and documents incorporated by reference therein.

“Secured Parties” means the Collateral Agent, the Purchasers and the Noteholders.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations thereunder.

“Shingles Products” means (a) the vaccine, currently designated as Shingrix (HZ/su), that is currently being developed by Counterparty for shingles (herpes zoster), including such vaccine as it may be modified or improved and any Combination Vaccine that includes such vaccine (including as it may be modified or improved) and (b) any other QS-21 Vaccine for shingles (herpes zoster), including as any such other QS-21 Vaccine may be modified or improved and any Combination Vaccine that includes such other QS-21 Vaccine (including as such other QS-21 Vaccine may be modified or improved).

“Specified Event of Default” means any Event of Defaults pursuant to Section 10.1(a), (b)(i), (b)(iii), (b)(iv), (c)(i), (d)(i), (d)(ii), (d)(iv), (e), (f), (g) or (h).

“Statement Date” has the meaning set forth in Section 5.15 of the Agreement.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person (including, with respect to the Parent, Arnonex Pharmaceuticals, Inc., a Delaware corporation, Antigenics Therapeutics Limited, organized and registered under the laws of Ireland and 4-Antibody AG, organized under the laws of Switzerland). Any reference to a Subsidiary shall, unless the context otherwise requires, be deemed to be a Subsidiary of the Parent.

“Subsidiary Guarantor” means Aronex Pharmaceuticals, Inc., and each Domestic Subsidiary that becomes party to the Agreement pursuant to Section 9.18(a).

“Taxes” means (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) now or hereafter imposed, levied, collected, withheld or otherwise assessed by the United States or by any state, local, foreign or other Governmental Authority (or any subdivision or agency thereof)

or other taxing authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, deduction, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, escheat, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges, (b) liability for such a tax that is imposed by reason of United States Treasury Regulation Section 1.1502-6 or similar provision of Applicable Law and (c) liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts described in clause (a) or clause (b).

“Third Party” means any Person other than (a) any Note Party, (b) the Collateral Agent and the Noteholders or (c) an Affiliate of any Note Party.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and the regulations thereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Collateral Agent pursuant to the applicable Operative Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Operative Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“Valid Claim” has the meaning set forth in the License Agreement.

“Voluntary Bankruptcy” means, with respect to a Note Party, (a) an admission in writing such Note Party of its inability to pay its debts generally or a general assignment by such Note Party for the benefit of creditors, or (b) the filing of any petition or answer by, or with the consent or acquiescence of, such Note Party seeking to adjudicate such Note Party as bankrupt or insolvent, or seeking any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Note Party or its debts under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar Applicable Law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such Applicable Law, or the appointment of, application for, consent to or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Note Party or for any substantial part of its property.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Exhibit A

to Note Purchase Agreement

FORM OF PURCHASER ADDENDUM

This PURCHASER ADDENDUM (this “Purchaser Addendum”) dated as of September 4, 2015 is executed by the undersigned in connection with that certain Note Purchase Agreement, dated as of September 4, 2015 (the “Note Purchase Agreement”), among Antigenics LLC, a Delaware limited liability company, the guarantors named therein, Oberland Capital SA Zermatt LLC, as the Collateral Agent, and the purchasers named therein (the “Purchasers”). Capitalized terms not otherwise defined herein are being used herein as defined in the Note Purchase Agreement

1. By execution and delivery hereof to the Collateral Agent, the undersigned shall become a party to the Note Purchase Agreement as a Purchaser and a Noteholder and, subject to the terms and conditions of the Note Purchase Agreement, agrees to purchase Original Notes and Additional Notes in the original principal amounts set forth below:

Original Notes:	$
Additional Notes:	$

2. The undersigned expressly assumes all the obligations of a Purchaser, and hereby makes all of the representations and warranties set forth in Article IV with respect to itself, under the Note Purchase Agreement.

3. The undersigned’s address and fax number for notices under the Note Purchase Agreement shall be the address and fax number set forth below its signature to this Purchaser Addendum.

4. The undersigned’s notice information for purposes of Section 17.4 of the Note Purchase Agreement and wire instructions for purposes of Article VIII of the Note Purchase Agreement shall be as follows:

Address:

Attn:
Facsimile:

[Insert wire instructions]

5. This Purchaser Addendum shall be deemed to be a part of, and a modification to, the Note Purchase Agreement and shall be governed by all the terms and provisions of the Note Purchase Agreement, which shall continue in full force and effect as modified hereby as a valid and binding agreement of the undersigned enforceable against such person or entity.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

IN WITNESS WHEREOF, the undersigned has caused this Purchaser Addendum to be duly executed and delivered as of the day and year first written above:

PURCHASER:	[NAME]

Name:
Title:

Exhibit B

to Note Purchase Agreement

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. UNLESS OTHERWISE AGREED BY THE ISSUER, EACH PERSON WHO ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF SECTION 4(a)(2) OF THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION THEREUNDER OR (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OF THIS NOTE OR A GUARANTOR OF THE NOTES, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AND THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE NOTE PURCHASE AGREEMENT REFERRED TO HEREINAFTER.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

THIS NOTE IS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). PLEASE CONTACT EVAN BALLANTYNE AT 3 FORBES ROAD, LEXINGTON, MASSACHUSETTS 02421; TELEPHONE: (781) 674-4414 TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

ANTIGENICS LLC

LIMITED RECOURSE NOTE

No. {            }

CUSIP: 03703L AB3

Initial Principal Amount: U.S. $ {        }

ANTIGENICS LLC, a Delaware limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to {                    }, the amounts set forth below in this Note at the times set forth below in this Note.

This Note is one of a series of Limited Recourse Notes issued pursuant to the Note Purchase Agreement dated September 4, 2015 (as from time to time amended, the “Note Purchase Agreement”) among the Issuer, the Parent, Oberland Capital SA Zermatt LLC, as the collateral agent, the guarantors from time to time party thereto and the Purchasers named therein and is entitled to the benefits thereof and subject to the obligations thereof. Each holder of this Note, including any transferee, will be deemed, by its acceptance hereof, to have made the representations set forth in Article IV of the Note Purchase Agreement and accepted all obligations with respect to this Note under the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. Without limitation, the exercise of remedies relating to this Note and the Note Purchase Agreement shall be subject to the provisions and limitations of the Note Purchase Agreement and the other Operative Documents.

The Issuer shall cause all Counterparty Payments to be deposited into the Collateral Account pursuant to the terms of the Note Purchase Agreement.

The Issuer hereby authorizes and directs the Collateral Agent, on each Payment Date, to cause to be paid from the Collection Account, to the record holder of this Note as of the close of business on the Relevant Calculated Date for such Payment Date, the Note Payments in accordance with the terms of the Note Purchase Agreement.

Payments on this Note are to be made in lawful money of the United States of America at the principal office of the Issuer or at such other place as the Issuer shall have designated by written notice to the holder of this Note or as otherwise provided in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed in the form attached to this Note (and accompanied by the relevant name, address and other information for notices of each transferee of this Note or part thereof, and accompanied by any other evidence of satisfaction with the restrictions and requirements applicable to transfers of this Note set forth in the Note Purchase Agreement and the legend set forth on the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

face of this Note as reasonably requested by the Issuer), by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like face amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer shall be entitled to deem and treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

Prior to any sale or other disposition of this Note, the holder of this Note will surrender this Note to the Issuer in exchange for a new Note or Notes pursuant to Section 12.2 of the Note Purchase Agreement.

If a Specified Event of Default occurs and is continuing, this Note may be declared or otherwise become due and payable in the manner, in the amount and with the effect provided in the Note Purchase Agreement.

This Note is issued in definitive form pursuant to the Note Purchase Agreement in denominations of at least $250,000 face amount. This Note is and will be secured by the Collateral pledged as security therefor as provided in the Note Purchase Agreement and the Pledge Agreement.

Anything in the Note Purchase Agreement or this Note to the contrary notwithstanding, any Noteholder Payment on this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of the State of New York that would permit the application of the laws of a jurisdiction other than the State of New York.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

ANTIGENICS LLC

By:
Name:
Title:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Exhibit C

to Note Purchase Agreement

PLEDGE AND SECURITY AGREEMENT

dated as of September     , 2015

by and between

ANTIGENICS LLC

a Delaware limited liability company,

as Pledgor,

and

OBERLAND CAPITAL SA ZERMATT LLC,

as Collateral Agent

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

-i-

Table of Contents

(continued)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

-ii-

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”), dated as of September     , 2015, is by and between ANTIGENICS LLC, a Delaware limited liability company (the “Pledgor”), and OBERLAND CAPITAL SA ZERMATT LLC, a Delaware limited liability company (“Oberland”), acting in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

The Pledgor has entered into that certain Note Purchase Agreement dated the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement” with Agenus Inc., the guarantors from time to time party thereto and the purchasers named therein, providing for the issue and sale by the Pledgor of its Limited Recourse Notes (the “Notes”).

To secure the payment and performance of all of the obligations under the Note Purchase Agreement and the Notes, the Pledgor has agreed (i) to pledge to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral and (ii) to execute and deliver this Pledge Agreement.

IT IS HEREBY COVENANTED AND AGREED among the parties hereto as follows:

ARTICLE I

RULES OF CONSTRUCTION AND DEFINED TERMS

Section 1.1 Rules of Construction and Defined Terms. The rules of construction set forth in Annex A to the Note Purchase Agreement shall apply to this Pledge Agreement and are hereby incorporated by reference into this Pledge Agreement as if set forth fully in this Pledge Agreement. Capitalized Terms used herein and not otherwise defined in this Pledge Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Pledge Agreement as if set forth fully in this Agreement.

Section 1.2 UCC Definitions. All lowercase terms used herein that are defined in Article 1, 8 or 9 of the UCC, as in effect on the date of this Pledge Agreement, are used herein with the meanings therein ascribed to them. In addition, the term “deposit account” includes an account evidenced by a certificate of deposit.

Section 1.3 Other Definitional Provisions. Except as otherwise specified herein, all references herein (a) to any Person shall be deemed to include such Person’s successors and assigns, (b) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law as the same may have been or may be amended or supplemented from time to time and (c) to any Operative Document defined or referred to herein shall be deemed references to such Operative Document (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time. When used in this Agreement, the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article”, “Section” and “Schedule” shall refer to Articles and Sections of, and Schedules to, this Agreement unless otherwise specified.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 1.4 Powers of Attorney. Each power of attorney, license and other authorization in favor of the Collateral Agent or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

Section 1.5 Captions. Captions to Articles and Sections of, and Schedules to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

Section 1.6 Additional Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Audit and Report Rights” means (a) all of the Pledgor’s rights to receive the reports produced by Counterparty in respect of sales of the Products pursuant to Section 4.2 of the License Agreement and Section 6.2 of the Manufacturing Agreement, and (b) all of the Issuer’s rights to audit records of the Counterparty in respect of such sales pursuant to Section 4.5 of the License Agreement and Section 6.5 of the Manufacturing Agreement with respect to periods commencing on or after the date hereof,

“Collateral” means (a) the Royalties, all Accounts and Payment Intangibles relating thereto, and all rights of the Pledgor under the Applicable Agreements or otherwise in respect of, or arising under, the Royalties (including any enforcement rights under the Counterparty License Agreement in respect thereof), (b) Audit and Report Rights, (c) all Pledged Accounts, (d) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents or instruments evidencing or pertaining to any of the foregoing property of the Pledgor, (e) all books and records that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection or realization thereof, and (f) all proceeds and products of any of the foregoing property.

“Collateral Document Related Claim” means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, the Collateral Documents, the relationships established thereunder or the Collateral, whether such claim arises or is asserted before or after the date hereof or before or after the release of the Security Interest.

“Collateral Documents” means this Pledge Agreement and all other agreements, documents and instruments related to or arising out of, this Pledge Agreement or the transactions contemplated hereby.

“Collection Account” means a separate bank account of the Pledgor into which all Counterparty Payments will be deposited.

“Eligible Institution” means any bank organized under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which bank shall be reasonably acceptable to the Collateral Agent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

“Indemnified Person” means any Person that is, or at any time was, the Collateral Agent, a Noteholder, an Affiliate of the Collateral Agent or a Noteholder or a director, officer, employee or agent of any such Person.

“Moody’s” means Moody’s Investors Service, Inc.

“Pledged Account” means (a) the Collection Account and each other deposit, securities, custody or other account established pursuant to Section 2.04, (b) each deposit, securities, custody or other account (whether, in any case, time or demand or interest or non-interest bearing and whether maintained at a branch or office located within or without the United States) that is a successor to the Collection Account or any such other account, (c) all amounts from time to time credited to a Pledged Account, (d) all cash, financial assets, investment property, instruments, documents, chattel paper, general intangibles, accounts and other property (i) from time to time credited to a Pledged Account or (ii) representing investments and reinvestments of amounts from time to time credited to a Pledged Account, and (e) (i) dividends (whether or not payable in cash), interest, principal payments and other distributions (including cash and securities payable in connection with calls, conversions, redemptions and the like), on, and all rights, contractual and otherwise (whether such dividends, interest, principal payments and other distributions and rights constitute accounts, contract rights, investment property or general intangibles), arising under or connected with, and (ii) proceeds (including cash and securities receivable in connection with tender and other offers) of, a Pledged Account.

“Pledgor” has the meaning specified in the introductory paragraph of this Pledge Agreement.

“Security Interest” means the continuing security interest of the Collateral Agent in, and the continuing lien of the Collateral Agent upon, the Collateral intended to be effected by the terms of this Pledge Agreement.

“Secured Parties” means the Collateral Agent, the Purchasers and the Noteholders.

“Short Term Rating Requirement” means a short-term unsecured debt rating of not less than A-1 by Standard & Poor’s and not less than Prime-1 by Moody’s.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1 Grant of Security Interest. To secure the payment, observance and performance of the Obligations, the Pledgor hereby pledges and collaterally assigns to the Collateral Agent for the ratable benefit of the Secured Parties and grants to the Collateral Agent for the ratable benefit of the Secured Parties a continuing security interest in, and a continuing lien upon all of the Pledgor’s right, title and interest in and to the Collateral.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 2.2 Validity and Priority of Security Interest. The Pledgor agrees that the Security Interest shall at all times prior to the termination or release thereof in accordance with Section 7.01 be valid, perfected and enforceable against the Pledgor, in accordance with the terms hereof, as security for the full and prompt payment, at any time and from time to time as and when due, of the Obligations, and that the Collateral shall not, nor shall any financial asset that is the subject of any security entitlement that is Collateral, at any time be subject to any Lien that is prior to, on a parity with or junior to such Security Interest, other than Permitted Liens.

Section 2.3 Maintenance of Status of Security Interest.

(a) The Pledgor shall take all reasonable action, that may be necessary, or that the Collateral Agent may reasonably request, so as at all times prior to the termination or release thereof in accordance with Section 7.01 (i) to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 2.02, (ii) to protect and preserve the Collateral and (iii) to protect and preserve, and to enable the exercise or enforcement of, the rights of the Collateral Agent therein and hereunder.

(b) The Collateral Agent is hereby authorized from time to time to file one or more financing or continuation statements or amendments thereto in the name of the Pledgor in such jurisdictions with such descriptions of collateral and other information set forth therein, or take any other action to perfect its security interests, in each case as the Collateral Agent may reasonably deem necessary or desirable for the purpose of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

Section 2.4 Establishment of Pledged Accounts. The Pledgor shall establish and maintain the Collection Account and may, with the consent of the Collateral Agent, establish one or more additional Pledged Accounts. Each Pledged Account shall be established at the Collection Account Bank or other Eligible Institution in the name of the Pledgor and shall bear a designation clearly indicating that the funds or other assets deposited therein are subject to the Liens granted under this Pledge Agreement and held for the benefit of the Collateral Agent. Each Pledged Account shall be subject to either (1) an escrow agreement (with an escrow agent satisfactory to the Collateral Agent), pursuant to which the escrow agent shall acknowledge control (within the meaning of UCC Sections 8-106(d)(3) and 9-104) over such Pledged Account on behalf of the Collateral Agent and escrow agent agrees to disburse the funds and other assets in such Pledged Account in accordance with Section 8.5 of the Note Purchase Agreement or, while a Specified Event of Default has occurred and is continuing, as directed by the Collateral Agent pursuant to Article XI of the Note Purchase Agreement and Article 4 of this Pledge Agreement, or (2) a control agreement, pursuant to which the Collateral Agent shall have sole dominion and control over such Pledged Account in accordance with UCC Section 8-106(d) or 9-104, as applicable. The Pledgor shall take all actions necessary or as reasonably requested by the Collateral Agent to ensure that the Collateral Agent shall have a perfected security interest in each Pledged Account; provided that the Pledgor shall have 30 days from the date hereof to cause the Collection Account to comply with the terms of this Section 2.04.

Section 2.5 Pledgor Remains Liable. The grant by the Pledgor to the Collateral Agent of the Security Interest shall not relieve the Pledgor of any obligations owing to any Person under or in respect of the Collateral.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

ARTICLE III

CERTAIN REPRESENTATIONS AND WARRANTIES

The Pledgor hereby represents and warrants as of the date hereof as follows:

Section 3.1 Ownership. The Pledgor has good title to, and is the sole owner of, each asset that is Collateral, free and clear of any Lien other than Permitted Liens, and has the right to pledge and grant a security interest in the Collateral. No currently effective security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and the Pledgor has not filed or consented to the filing of any such statement or notice, except as may be otherwise permitted by the Note Purchase Agreement

Section 3.2 Security Interest and Priority. Upon the filing of a financing statement under the UCC and the entry into the Account Control Agreement, this Pledge Agreement shall create a valid and perfected first-priority security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Collateral.

Section 3.3 Consents. (A) No approval, consent, exemption, authorization or other action by, notice to, or filing with, any United States Governmental Authority or any other Person (including any stockholder, member or creditor of the Pledgor) is necessary or required for (a) the grant by the Pledgor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (b) the perfection of such security interest (to the extent such security interest can be perfected by the granting of control), and (B) no approval, consent, exemption, authorization or other action by, notice to, or filing with any Person (including any stockholder, member or creditor of the Pledgor) on the part of the Pledgor is necessary for the exercise by the Collateral Agent of the rights and remedies provided for in this Pledge Agreement, except, in each case, (i) filing financing statements or obtaining control to perfect the liens created by this Pledge Agreement and (ii) consents, authorizations, filings or other actions that have been obtained or made.

Section 3.4 No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on Pledgor’s ability to grant to the Collateral Agent a Lien upon and security interest in the Collateral pursuant to this Pledge Agreement or (except as imposed by Applicable Law) on the exercise by the Collateral Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on Pledgor’s ability to grant such Lien and security interest.

ARTICLE IV

CERTAIN COVENANTS

Section 4.1 Ownership and Defense of Collateral. The Pledgor shall at all times (a) have good title to, and be the sole owner of, each asset that is Collateral, free of (i) in the case of any Collateral that is a financial asset, any adverse claim (as defined in Section 8-102(a)(1) of the UCC) and (ii) in the case of any Collateral that is an instrument, any claim referred to in Section 3-305(1) of the UCC, in each case other than claims hereunder, and (b) defend the Collateral against the claims and demands of all third Persons.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 4.2 Existence. The Pledgor shall (a) preserve and maintain its corporate existence, (b) preserve and maintain its rights, franchises, permits, licenses, approvals and privileges and (c) qualify and remain qualified in good standing in each jurisdiction, in each case where the failure to preserve and maintain such existence, rights, franchises, permits, licenses, approvals, privileges and qualifications would be a Material Adverse Effect.

Section 4.3 Taxes; Compliance. Except as otherwise permitted in the Note Purchase Agreement, the Pledgor shall (a) pay or cause to be paid when due all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or its sale or other disposition and (b) comply with all material Applicable Law relating to the Collateral.

Section 4.4 No Disposition of Collateral. Except as otherwise permitted herein or in the Note Purchase Agreement, the Pledgor shall not sell, lease, transfer or otherwise dispose of any Collateral, including (a) if the Collateral includes any securities accounts, any financial asset carried therein, or (b) if the Collateral includes any security entitlements, any financial asset subject thereto, or any interest therein.

Section 4.5 Pledged Accounts.

(a) Except with respect to Pledged Accounts subject to an escrow agreement in accordance with Section 2.04, the Collateral Agent shall (i) have exclusive dominion and control over the Collateral, including the exclusive right to make or permit withdrawals from Pledged Accounts and otherwise to deal with the Collateral, and (ii) administer the Pledged Accounts and cause monies to be distributed to the Noteholders and the Pledgor out of the Pledged Accounts on the relevant dates set forth in the Note Purchase Agreement in accordance with the terms of Sections 9.4 thereof.

(b) Except as otherwise permitted herein, in any escrow agreement entered into in accordance with Section 2.04, or in the Note Purchase Agreement, the Pledgor shall not draw against or otherwise attempt to withdraw any funds or other property from or credited to a Pledged Account.

Section 4.6 Change of Name, Locations, etc. Pledgor will not (i) change its name, identity or limited liability company structure, (ii) change its chief executive office from the location thereof on the Closing Date, (iii) change the jurisdiction of its incorporation or organization from the jurisdiction on the Closing Date (whether by merger or otherwise), (iv) file any document with the Internal Revenue Service using any name other than its exact legal name in existence on the Closing Date, or (v) remove any books, records or other information relating to the Collateral, from the its location on the Closing Date, unless in each case Pledgor has (1) given twenty (20) days’ prior written notice to the Collateral Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Collateral Agent may reasonably request, and (2) delivered to the Collateral Agent twenty (20) days following the Collateral Agent’s request

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

any documents, instruments or financing statements as may be reasonably required by the Collateral Agent, all in form and substance reasonably satisfactory to the Collateral Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Collateral Agent, in order to perfect and maintain the Lien upon and security interest in all of Pledgor’s right, title and interest in and to the Collateral provided for herein in accordance with this Agreement.

Section 4.7 Further Assurances. Promptly upon the request of the Collateral Agent and at the sole expense of the Pledgor, the Pledgor shall duly execute and deliver, and have recorded, such further instruments, financing statements and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, as may be required by Applicable Law.

ARTICLE V

EVENT OF DEFAULT

Section 5.1 Remedies. Upon the occurrence and during the continuance of a Specified Event of Default, the Collateral Agent is hereby authorized to exercise in respect of the Collateral all of the rights, powers and remedies provided for herein or otherwise available to it under any other Operative Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the UCC, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights to the extent not prohibited by Applicable Law, which Pledgor agrees to be commercially reasonable:

(i) To change the name in which any Pledged Account is maintained, or the number or other designation thereof, or both, including, if not already in such name or bearing such a number or other designation, a change into the name of, a number designating, or a designation of, the Secured Party; change the number of signatures required to make an authorized withdrawal from any Pledged Account; cancel any outstanding signature authorization entitling any Person to draw on any Pledged Account; and issue a new signature authorization entitling any Person to draw upon any Pledged Account, including, as such a Person, itself or any Person or Persons designated by it;

(ii) To take possession of, receive, endorse, assign and deliver, in its own name or in the name of Pledgor, all checks, notes, drafts and other instruments relating to any Collateral; to verify with contract parties the validity, amount or any other matter relating to any Collateral, in its own name or in the name of Pledgor; to accelerate any Indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate by the Collateral Agent to effect collections and to enforce payment of any Collateral; to settle, compromise or release in whole or in part any amounts owing on Collateral; and to extend the time of payment of any and all amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as Pledgor might have done;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(iii) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(iv) To require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place designated by the Collateral Agent that is reasonably convenient to Collateral Agent and Pledgor;

(v) To obtain the appointment of a Receiver of the Collateral as provided in Section 5.02 and the Pledgor consents to and waives any right to notice of any such appointment;

(vi) To the extent applicable, to enter and remain upon the premises of Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Collateral Agent or any designated agent for such time as the Collateral Agent may desire, in order to effectively collect or liquidate the Collateral; and

(vii) (A) To demand, and enforce payment and performance of, and exercising any or all of the Pledgor’s rights and remedies with respect to the collection, enforcement and prosecution of, any or all of the Collateral (including the Royalties and all Accounts and Payment Intangibles relating thereto), in each case by legal proceedings or otherwise, (B) settle, adjust, compromise, extend, renew, discharge and release any or all of, and any legal proceedings brought to collect or enforce any or all of, the Royalties (and all Accounts and Payment Intangibles relating thereto that constitute Collateral) and otherwise under the Operative Documents, and (C) prepare, file and sign in the name of the Pledgor on (1) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Collateral (including the Royalties and all Accounts and Payment Intangibles relating thereto that constitute Collateral), and (2) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Collateral (including the Royalties and all Accounts and Payment Intangibles relating thereto that constitute Collateral);

(viii) In compliance with UCC Sections 9-620 and 9-621 or otherwise in compliance with Applicable Law, to accept or retain the Collateral in satisfaction of the Obligations (provided that unless and until the Collateral Agent shall have provided such notices, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason);

(ix) Instead of exercising the power of sale conferred upon it pursuant to clause (x) below, to proceed by suit or suits at law or in equity to foreclose on the Security Interest and sell all or any portion of the Collateral under a judgment or a decree of a court or courts of competent jurisdiction; and

(x) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, at public or private sale, at any of the Collateral Agent’s offices or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem satisfactory. If any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such Collateral. In no event shall any Pledgor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Collateral Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, and Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Collateral Agent to marshal any assets in favor of Pledgor or any other party or against or in payment of any or all of the Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Collateral Agent shall give the Pledgor at least 10 days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Pledgor agrees is commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Collateral Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

For the avoidance of doubt, the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 5.2 Application to Court. The Collateral Agent may at any time after the acceleration of the Notes pursuant to Section 11.1 of the Note Purchase Agreement apply to any court of competent jurisdiction for an order that the terms of the Operative Documents be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of the Operative Document as the Collateral Agent shall deem fit, and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders.

Section 5.3 Application of Proceeds. Upon the occurrence and during the continuance of a Specified Event of Default and after the acceleration of the Notes pursuant to Section 11.1 of the Note Purchase Agreement or the other Obligations, all cash proceeds received by the Collateral Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral and all amounts credited to the Pledged Accounts shall be applied in accordance with the Note Purchase Agreement and/or any escrow agreement entered into in accordance with Section 2.04.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

ARTICLE VI

RIGHTS OF THE COLLATERAL AGENT

Section 6.1 The Collateral Agent; Standard of Care. The Collateral Agent will hold all items of the Collateral at any time received under this Pledge Agreement in accordance with the provisions hereof and Applicable Law and will exercise reasonable care with respect thereto. The obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Pledge Agreement and the other Operative Documents, are only those expressly set forth in this Pledge Agreement and the other Operative Documents. The Collateral Agent shall act hereunder at the direction, or with the consent, of the Purchasers on the terms and conditions set forth in the Note Purchase Agreement. The powers conferred on the Collateral Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property of a similar nature, which standard shall in no event be less than reasonable care, and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Collateral Agent nor any other Secured Party shall be liable to Pledgor (i) for any loss or damage sustained by Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent or any other Secured Party of any right or remedy under this Pledge Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

Section 6.2 Power of Attorney. In addition to other powers of attorney contained herein, and notwithstanding anything to the contrary contained herein or in the Note Purchase Agreement, the Pledgor hereby designates and appoints the Collateral Agent, on behalf of the Noteholders, and each of its designees or agents, as attorney-in-fact of the Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of a Specified Event of Default:

(a) to demand, collect, settle, compromise, adjust and give discharges and releases, all as the Collateral Agent may reasonably determine;

(b) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(c) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(d) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

(e) to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(f) to institute any foreclosure proceedings that the Collateral Agent may deem appropriate;

(g) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(h) to pay or discharge Taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(i) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(j) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(k) to do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Notes are paid or converted in accordance with the terms thereof. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Collateral Agent or any other Noteholder to exercise any such powers.

Section 6.3 Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Obligations to a successor “Collateral Agent” appointed in accordance with the Note Purchase Agreement, and such successor shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

ARTICLE VII

TERMINATION AND RELEASE

Section 7.1 Termination and Release. Upon the satisfaction and payment in full of all Obligations, the security interest and liens granted hereby shall automatically terminate hereunder and of record, and all rights to the Collateral shall revert to the Pledgor. Upon any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

such termination the Collateral Agent shall promptly, at the Pledgor’s expense, transfer and/or deliver to, or as directed by, the Pledgor, any monies or other assets then remaining in any of the Pledged Accounts, and execute and deliver to the Pledgor or otherwise authorize the filing of such documents as the Pledgor shall reasonably request, including financing statement amendments to evidence such termination.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Expenses and Right to Perform.

(a) The Pledgor’s agreements and duties hereunder shall be performed by it at its sole cost and expense.

(b) If the Pledgor shall fail to do any act or thing that it has covenanted to do hereunder, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done, either in its name or in the name and on behalf of the Pledgor, and the Pledgor hereby irrevocably authorizes the Collateral Agent to act in such case.

Section 8.2 Expenses; Indemnification. The Pledgor shall:

(a) pay or reimburse the Collateral Agent for any documented transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Collateral Documents;

(b) pay or reimburse the Collateral Agent for all costs and expenses (including reasonable and documented fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Collateral Agent) incurred by the Collateral Agent in connection with, arising out of, or in any way related to, (i) the negotiation, preparation, execution and delivery of any waiver, amendment or consent under the Collateral Documents, whether or not executed, (ii) the administration of all and any operations thereunder or thereto, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Collateral Documents, including (A) the protection or preservation of the Collateral, (B) the protection, preservation, exercise or enforcement of any of its rights in, under or related to the Collateral or the Collateral Documents or (C) the performance of any of its obligations under or related to the Collateral Documents, (iv) protecting or preserving the Collateral or (v) protecting, preserving, exercising or enforcing any of its rights in, under or related to the Collateral or the Collateral Documents, including defending the Security Interest as a valid, perfected, first priority security interest in the Collateral (including all costs, charges and expenses incurred by it in relation to any such applications or proceedings referred to in Section 5.02); and

(c) indemnify and hold each Indemnified Person harmless from and against all actual losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all reasonable and documented costs and expenses (including reasonable and documented fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

out of, or in any way related to (i) any Collateral Document Related Claim (whether asserted by such Indemnified Person or the Pledgor or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Collateral Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is finally determined by a court of competent jurisdiction to be the result of acts or omissions on the part of such Indemnified Person constituting (x) willful misconduct, (y) knowing violations of law or (z) in the case of claims by the Pledgor against such Indemnified Person, such Indemnified Person’s failure to observe any other standard applicable to it under any of the other provisions of the Collateral Documents.

Section 8.3 No Waivers of Rights Hereunder; Rights Cumulative.

(a) No course of dealing or performance by the Collateral Agent, including any delay or forbearance by it in exercising any right hereunder or under any of the other Obligations (such as, for example, the Collateral Agent’s forbearance in exercising dominion and control over any of the Collateral), shall operate as a waiver by it of such right or the amendment, release or novation of any provision hereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision of this Pledge Agreement or of any of the other Obligations shall be enforceable against the Collateral Agent unless in writing and signed by an officer of the Collateral Agent and unless it expressly refers to the provision affected, and such waiver shall be limited solely to the specific event waived.

(b) All rights granted the Collateral Agent hereunder shall be cumulative and shall be supplementary of and in addition to those otherwise granted or available to the Collateral Agent with respect to the Obligations or under Applicable Law, and nothing herein shall be construed as limiting any such other right.

Section 8.4 Governing Law.

(a) This Pledge Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of the State of New York that would permit the application of the laws of a jurisdiction other than the State of New York.

(b) The Pledgor irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Pledge Agreement or the other Operative Documents. To the fullest extent permitted by Applicable Law, the Pledgor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

(c) The Pledgor consents to process being served by or on behalf of any Noteholder in any suit, action or proceeding of the nature referred to in Section 8.04 (b) by mailing a copy thereof to it at its address as specified in Section 17.4 of the Note Purchase Agreement. The Pledgor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by Applicable Law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 8.04 shall affect the right of any Noteholder to serve process in any manner permitted by Applicable Law or limit any right that any Noteholder may have to bring proceedings against the Pledgor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other Operative Document executed in connection herewith or therewith.

Section 8.5 LIMITATION OF LIABILITY. NEITHER THE COLLATERAL AGENT NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR:

(a) ANY LOSS OR DAMAGE SUSTAINED BY THE PLEDGOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY EXERCISE OR NON-EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER, EXCEPT FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO BE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH OTHER INDEMNIFIED PERSON CONSTITUTING (i) GROSS NEGLIGENCE, (ii) WILLFUL MISCONDUCT, (iii) KNOWING VIOLATIONS OF LAW OR (iv) SUCH PERSON’S FAILURE TO OBSERVE ANY OTHER STANDARD APPLICABLE TO IT UNDER ANY OF THE OTHER PROVISIONS OF THE COLLATERAL DOCUMENTS OR, BUT ONLY TO THE EXTENT NOT WAIVABLE THEREUNDER, APPLICABLE LAW; OR

(b) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH ANY COLLATERAL DOCUMENT RELATED CLAIM.

THE PLEDGOR AGREES THAT THE COLLATERAL AGENT, ACTING IN ITS CAPACITY AS COLLATERAL AGENT HEREUNDER, SHALL BE AFFORDED ALL OF THE RIGHTS, PROTECTIONS, IMMUNITIES AND INDEMNITIES GIVEN TO IT UNDER THE NOTE PURCHASE AGREEMENT.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Section 8.6 Severability of Provisions. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Pledgor hereby waives any provision of Applicable Law that renders any provision of this Pledge Agreement prohibited or unenforceable in any respect.

Section 8.7 Counterparts. This Pledge Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Section 8.8 Survival of Obligations. Except as otherwise expressly provided herein, the rights and obligations of the Pledgor, the Collateral Agent and the other Indemnified Persons under Section 8.02 and Section 8.05 of this Pledge Agreement shall survive the termination of the Security Interest.

Section 8.9 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Pledge Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof and the payment of any Note, and may be relied upon by any subsequent Noteholder, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Noteholder. All statements contained in any certificate or other instrument delivered by or on behalf of the Pledgor pursuant to this Pledge Agreement shall be deemed representations and warranties of the Pledgor under this Pledge Agreement.

Section 8.10 Successors and Assigns. All of the provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.11 Notices. All notices and other communications hereunder shall be given pursuant to Section 16.4 of the Note Purchase Agreement.

{Signature Page Follows}

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

PLEDGOR	ANTIGENICS LLC

By:

Name:

Title:

COLLATERAL AGENT	OBERLAND CAPITAL SA ZERMATT LLC

By:

Name:

Title:

1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Exhibit D

to Note Purchase Agreement

VIA EMAIL & FEDERAL EXPRESS

September     , 2015

GlaxoSmithKline Biologicals SA

Attention: President and General Manager

RE:	Note Purchase Agreement dated September , 2015 (the “Note Purchase Agreement”), by and among Antigenics LLC, Oberland Capital SA Zermatt LLC as collateral agent, the guarantors named therein and the purchasers named therein.

Dear President and General Manager,

You are hereby informed that by means of a statutory conversion, Antigenics LLC, a Delaware corporation, is the successor in interest to Antigenics Inc., a Massachusetts corporation (such successor, “Antigenics”). In accordance with Section 8.5 of the Note Purchase Agreement, and as permitted under (i) Section 4.2 of the License Agreement, made effective July 6, 2006, between Antigenics and GlaxoSmithKline Biologicals SA, a Belgian company (“GSK”), (the “License Agreement”) and (ii) Section 6.2 of the Amended and Restated Manufacturing Technology Transfer and Supply Agreement, effective as of January 16, 2009, by and between Antigenics and GSK, (the “Manufacturing Agreement”), each as amended by the First Right to Negotiate and Amendment Agreement, effective as of March 2, 2012, by and between Antigenics, Agenus Inc. and GSK (with the License Agreement and the Manufacturing Agreement, the “GSK/Antigenics Agreements”), Antigenics hereby requests that all payments under the GSK/Antigenics Agreements be deposited by wire transfer in accordance with the following account and wire transfer information:

Federal Funds Wire Transfer Instructions:

The Bank of New York Mellon

ABA #

Beneficiary:

Cust A/C #

Acct Name:

ATTN:

Regards,

Karen H. Valentine	Karen H. Valentine
Secretary, Antigenics LLC	Chief Legal Officer & General Counsel, Agenus Inc.

1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

Exhibit E

to Note Purchase Agreement

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT (this “Guarantee Assumption Agreement”) dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a              [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), in favor of Oberland Capital SA Zermatt LLC, as collateral agent (the “Collateral Agent”) for the Noteholders (as defined under that certain Note Purchase Agreement, dated as of September     , 2015 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Note Purchase Agreement”), among Antigenics LLC, a Delaware limited liability company (“Issuer”), the Guarantors party thereto and the Purchasers party thereto. Capitalized terms used herein and not otherwise defied have the meanings given to such terms in Annex A to the Note Purchase Agreement.

Pursuant to Section 9.20 of the Note Purchase Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Note Purchase Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Guarantors, guarantees to the Collateral Agent and the Noteholders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 19.1 of the Note Purchase Agreement) in the same manner and to the same extent as is provided in Article XIX of the Note Purchase Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 5.2, 5.3, 5.5, 5.6, 5.10, 5.12, 5.14 and 5.34 of the Note Purchase Agreement, with respect to itself and its obligations under this Guarantee Assumption Agreement and the other Operative Documents, as if each reference in such Sections to the Note Purchase Documents included reference to this Guarantee Assumption Agreement, such representations and warranties to be made as of the date hereof.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 9.18 of the Note Purchase Agreement to the Collateral Agent.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

1

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to the Note Purchase Agreement dated as of September [●], 2015 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Antigenics LLC, Oberland Capital SA Zermatt LLC, and each purchaser and guarantor from time to time party thereto.

Pursuant to the provisions of Section 15.2 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Collateral Agent and the Issuer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Issuer and the Collateral Agent, and (2) the undersigned shall have at all times furnished the Issuer and the Collateral Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

By:
Name:
Title:

Date: , 20[ ]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to the Note Purchase Agreement dated as of September [●], 2015 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Antigenics LLC, Oberland Capital SA Zermatt LLC, and each purchaser and guarantor from time to time party thereto.

Pursuant to the provisions of Section 15.2 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Note(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note(s), (iii) with respect to any Operative Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Collateral Agent and the Issuer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Issuer and the Collateral Agent, and (2) the undersigned shall have at all times furnished the Issuer and the Collateral Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.

By:
Name:
Title:

Date: , 20[ ]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; […***…] denotes omissions.